NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

MGE ENERGY®

FROM OUR **CHAIRMAN, PRESIDENT** AND **CEO**

March 31, 2021

To Our Valued Shareholders:

I look forward to you joining us virtually for our 2021 Annual Meeting of shareholders on Tuesday, May 18, at 11 a.m. Central Time. Please find participation information in this Proxy Statement.

Our regulated utility, Madison Gas and Electric (MGE), continues to take measures to ensure the health and safety of our employees, customers and community and to maintain reliability during this unprecedented period. This past year has been a remarkable one, both for the challenge of a global pandemic and for the tireless efforts of our employees to ensure continued operational excellence and to move forward greater sustainability in our operations.

In 2020, MGE Energy marked 45 years of consecutive dividend increases. We continue to build customer and shareholder value. This past year, the company:

» Announced the accelerated retirement of the coal-fired Columbia Energy Center, of which MGE is a minority owner. Our proposal to regulators would retire the plant fully by the end of 2024.

» Submitted plans to invest in 45 megawatts (MW) of solar and 18.5 MW of battery storage as a partial owner of the Paris Solar-Battery Park and the Darien Solar Energy Center.

» Obtained regulatory approval to purchase an additional 50 MW from the Badger Hollow Solar Farm in Iowa County, Wis. The first 50-MW phase is expected online in spring 2021.

» Added the 5-MW Morey Field Solar project to our distribution grid to serve Shared Solar customers, the City of Middleton and the Middleton-Cross Plains Area School District.

» Welcomed the Two Creeks Solar project in northeastern Wisconsin. A 50-MW share of the 150-MW project serves MGE customers.

» Built the 9-MW Dane County Airport Solar project to serve Dane County operations.

» Partnered with the City of Madison and the Madison Metropolitan School District to propose the 8-MW Hermsdorf Solar project in Madison, Wis.

» Began construction on the 20-MW O'Brien Solar Fields in Fitchburg, Wis., to serve several customers, including the City of Fitchburg, the University of Wisconsin-Madison, the Wisconsin Department of Administration and local businesses.

In fall, the Nelson Institute for Environmental Studies at the University of Wisconsin-Madison released its analysis of MGE's goal of net-zero carbon electricity by 2050. The independent analysis determined our goal is in line with or more aggressive than model benchmarks for climate solutions for the electricity sector. MGE values the expertise behind and input from this third-party analysis as we continue to chart our path toward net-zero carbon electricity while maintaining our commitment to top-ranked electric reliability and consistent financial performance.

Thank you for your investment. Please review our Annual Report and Proxy Statement carefully to learn more about our vision and long-term strategy for continued success.

Sincerely,

Jeff M. Keebler
Chairman, President and CEO

Jeff Keebler
Chairman,
President and CEO

ANNUAL MEETING

Annual Meeting
May 18, 2021

Please exercise your right as a shareholder and vote your shares promptly.

FROM OUR **LEAD INDEPENDENT DIRECTOR**

Dear Fellow Shareholders:

On behalf of your Board of Directors, I echo Jeff's comments and encourage you to join our upcoming virtual Annual Meeting. Your board is committed to providing transparency and accountability, and to representing shareholder perspectives. Our Annual Meeting is one of the many ways in which we share timely information, engage investors and address areas of emerging interest.

Within the last year, your community-focused board has had robust engagement with senior management on a number of important topics, including the company's response to the COVID-19 pandemic, new capital investments and the planned retirement of the Columbia Energy Center. The board also has discussed the University of Wisconsin's analysis of Madison Gas and Electric's (MGE) net-zero carbon goal and the company's sustainability performance, as well as diversity, equity and inclusion, among other topics such as risk mitigation and long-term growth opportunities.

As Jeff described, the company continues to advance its strategic priorities for long-term success through cost-effective, sustainable and responsible investments that fulfill its fundamental obligations and advance its vision for the future. MGE, our utility subsidiary, continued its record of top-ranked reliability in 2020 and delivered on its commitment to customer satisfaction. We are proud to share this progress with you as our company undergoes a transformation for the benefit of those we serve.

Two years ago, I was granted the privilege to serve as your Lead Independent Director of the MGE Energy and MGE boards of directors. The Lead Independent Director is empowered to call meetings of the board and executive sessions, and chairs our Corporate Governance Committee. Our governance committee is responsible for evaluating on an ongoing basis the composition and structure of our board and assists in board recruitment, refreshment and succession planning.

As I prepare to retire from service on the MGE Energy and MGE boards, I would like to express my sincere gratitude to my fellow directors and MGE Energy investors. It has been an honor to serve in this capacity on your behalf. I am pleased to report that Director Mark D. Bugher will become Lead Director. His appointment as Lead Director will become effective at the conclusion of the Annual Meeting of shareholders. A director since 2010, he will provide strong governance, oversight and representation of your interests.

Thank you for your trust and confidence and for your continued support of MGE Energy. It has been a privilege to serve. I invite you to read the Annual Report and Proxy Statement and to cast your vote promptly.

Sincerely,

F. Curtis Hastings
Lead Independent Director

F. Curtis Hastings
Lead Independent Director

YOUR BOARD OF DIRECTORS

- Lead Director chairs Corporate Governance Committee and Executive Sessions.
- Seven out of nine directors are independent under Nasdaq rules.

Proxy SUMMARY

Please read the Proxy Statement and the 2020 Annual Report to Shareholders before voting.

VOTING MATTERS Board Recommendations

- **FOR** the Election of Directors
- **FOR** the Ratification of Independent Accounting Firm
- **FOR** the Advisory Vote on Executive Compensation (Say-on-Pay)

HOW TO VOTE

- proxyvote.com
- 1-800-690-6903
- Vote Processing
  c/o Broadridge
  51 Mercedes Way
  Edgewood, NY 11717
- See this Proxy Statement for directions on voting your Proxy and to see how your votes are counted.

ESG Performance and Sustainability Reporting

MGE Energy is committed to corporate responsibility and to transparency and accountability in its reporting on environmental, social and governance (ESG) matters. Our Board of Directors reviews annually our Corporate Responsibility and Sustainability Report and Edison Electric Institute (EEI) ESG/sustainability reporting templates.

Strong oversight by our board, our board's engagement with management and our participation in third-party sustainability benchmarking and evaluation programs help us assess our performance and promote continuous improvement in our proactive approach to ESG and sustainability matters. For more information about our performance, visit mgeenergy.com/environment.

OPERATIONAL Excellence

In 2020, MGE continued its record of top-ranked electric reliability in the two main industry reliability metrics—the number and the duration of outages. On average, MGE customers experience one power outage every four years. The nationwide average is more than five outages every four years for customers. In terms of duration, MGE's 2020 result is 47% lower than the five-year nationwide average of electric utilities.

FINANCIAL Performance

Investors continue to see stable earnings and dividend growth. MGE Energy has paid dividends for more than 110 years and increased dividends for 45 consecutive years.

4.8%
Compound Annual Growth Rate
$2.06
$2.60
2015
2020
Earnings per Share
4.6%
Compound Annual Growth Rate
$1.16
$1.45
2015
2020
Dividends per Share
31%
Growth
$1,726
$2,254
2015
2020
Assets (in millions)
675%
Growth
41
276
2015
2022
Owned Renewable Capacity (in megawatts)

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF MGE ENERGY, INC.

March 31, 2021

Regardless of whether you plan to attend the meeting, please take a moment to vote your proxy.

Based on restrictions and guidance from federal, state, and local public health agencies concerning COVID-19, MGE Energy is holding its Annual Meeting virtually, using the same format as last year's meeting. As always, we encourage you to vote your shares prior to the meeting date.

The meeting will be held as follows:

Date:	Tuesday, May 18, 2021
Time:	11:00 a.m., local time
Place:	Virtual meeting at www.virtualshareholdermeeting.com/MGEE2021

Instructions on attending the virtual shareholder meeting are provided in the Questions and Answers, on page 47 of this proxy statement. To participate, you will need the 16-digit control number included on your proxy card.

Items of Business

•To elect three Class II directors named in this proxy statement to terms of office expiring at the 2024 Annual Meeting of Shareholders;

•To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2021;

•Advisory vote to approve executive compensation; and

•To transact such other business as may properly come before the meeting.

Record Date

Shareholders of record at the close of business on March 12, 2021, are entitled to vote at the meeting.

Voting by Proxy

Our Board of Directors is soliciting your proxy to vote at the Annual Meeting. Your vote is important. You may vote:

•Using the Internet.

•By telephone.

•By returning the proxy card in the envelope provided.

The matters to be acted upon at the meeting are described in the accompanying proxy statement.

By Order of the Board of Directors /s/ Cari Anne Renlund Cari Anne Renlund Vice President General Counsel and Secretary

This notice of Annual Meeting, proxy statement, and accompanying proxy card are first being mailed on or about March 31, 2021, to shareholders of record at the close of business on March 12, 2021.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 18, 2021:

This proxy statement and our 2020 Annual Report to shareholders are available at www.mgeenergy.com/proxy.

TABLE OF CONTENTS

VOTING3

Number of Votes Per Share3

How Street Name Holders May Vote3

How Registered Holders May Vote3

Holders Needed to Establish a Quorum4

The Vote Necessary for Action to Be Taken4

Revocation of Proxies4

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 18, 20214

PROPOSAL 1 — ELECTION OF DIRECTORS5

PROPOSAL 2 — RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR9

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION10

TRANSACTION OF OTHER BUSINESS11

BENEFICIAL OWNERSHIP11

Beneficial Ownership of Common Stock11

BOARD OF DIRECTORS INFORMATION12

Overview12

Governance13

Risk Assessment and Oversight17

Committees18

Director Independence20

Related Person Transactions21

Anti-Pledging and Hedging Policies21

Code of Ethics21

Nonemployee Director Compensation22

Meeting Attendance22

Policy Regarding Annual Meeting Attendance22

Audit Committee Report23

EXECUTIVE COMPENSATION24

Compensation Discussion and Analysis24

Role of the Compensation Committee27

Compensation/Benefits Structure27

Compensation Committee Report34

2020 Summary Compensation Table35

2020 Grants of Plan-Based Awards Table37

Outstanding Equity Awards at December 31, 202038

2020 Option Exercises and Stock Vested39

2020 Pension Benefits Table40

2020 Nonqualified Deferred Compensation Table41

Potential Payments on Employment Termination or Change in Control42

CEO Pay-Ratio Disclosure44

OTHER INFORMATION45

Expenses of Solicitation45

Shareholder Proposals for 2022 Annual Meeting45

Contacting Our Directors46

References to Websites46

QUESTIONS AND ANSWERS47

VOTING

Number of Votes Per Share

Each share of common stock issued and outstanding as of the record date for the meeting is entitled to one vote at the meeting, except as described below for shareholders who own more than a specified percentage of our common stock.

The record date for the meeting is March 12, 2021. Holders of record as of such date can vote during the virtual meeting or by proxy. By giving us your proxy, you are authorizing the individuals named on the proxy card (the proxies) to vote your shares in the manner you indicate. On March 12, 2021, there were 36,163,370 shares of our common stock issued and outstanding.

Our Amended and Restated Articles of Incorporation contain a provision limiting the voting power of any shareholder who acquires more than 10 percent of our outstanding voting stock. Shares held in excess of 10 percent are entitled to 1/100th vote per share. We have one shareholder to whom this provision applies. See "Beneficial Ownership." In addition, under the Wisconsin Business Corporation Law, the voting power of shares held by any person in excess of 20 percent of the voting power in the election of directors is limited to 10 percent of the full voting power of the excess shares.

How Street Name Holders May Vote

If you own shares through a broker, the registered holder of those shares is your broker or its nominee. If you receive our proxy materials from your broker, you should vote your shares by following the procedures specified by your broker. Your broker will tabulate the votes it received from its customers and submit a proxy card to us reflecting those votes. If you plan to vote your shares at the meeting, you should contact your broker to obtain a legal proxy.

Please note that, in the absence of any direction from you, your broker is not allowed to vote your shares in the election of directors or on the advisory vote relating to executive compensation. Your vote is important to us, and so we hope you will make your choices known to your broker using the means they provide to you.

How Registered Holders May Vote

If you personally hold a certificate for your shares, have direct registration shares on our books, or have shares held by us in the Direct Stock Purchase and Dividend Reinvestment Plan, then you are the registered holder. Shares you have accumulated in the Direct Stock Purchase and Dividend Reinvestment Plan are held by the administrator under the nominee name of Dingo & Co. Those shares, including your certificate or direct registration shares, will be voted in accordance with the direction given by you on your proxy.

As a convenience to you, we are providing you with the option to vote by proxy via the Internet or toll-free touch-tone telephone. Refer to your proxy card or e-notice for more information and instructions. If you prefer, you may cast your vote by returning your signed and dated proxy card. Instructions regarding all three methods of voting are included on the proxy card. The signature on the proxy card should correspond exactly with the name of the shareholder as it appears on the proxy card. Where stock is registered in the name of two or more persons, each of them should sign the proxy card. If you sign a proxy card as an attorney, officer, personal representative, administrator, trustee, guardian, or in a similar capacity, please indicate your full title in that capacity.

In voting on:

•The election of directors in Proposal 1, you may vote "FOR" the election of all nominees or you may "withhold" your votes as to one or more or all of the nominees.

•The ratification of the selection of our independent registered public accounting firm in Proposal 2, you can specify whether you are "FOR," "against," or "abstain."

•The advisory vote on executive compensation in Proposal 3, you can specify whether you are "FOR," "against," or "abstain."

If you sign and return the proxy card or submit your electronic vote without specifying any instructions and without indicating expressly that you are not voting some or all of your shares on a particular proposal, your shares as to which no indication has been made will be voted "FOR" the election as directors of the nominees on the proxy card, "FOR" ratification of the selection of PricewaterhouseCoopers LLP, and "FOR" approval of our executive compensation.

Holders Needed to Establish a Quorum

A quorum is necessary to hold a valid meeting of shareholders. If holders of a majority of the outstanding shares of common stock are present in person or by proxy for any proposal to be acted upon at the meeting, then a quorum will exist for all proposals. In order to assure the presence of a quorum, please vote via the Internet, telephone, or sign and return your proxy card promptly in the enclosed postage-paid envelope even if you plan to attend the virtual meeting. Brokers are permitted to vote on the ratification of the selection of auditors, but not on any of the other matters to be considered at the Annual Meeting. Thus, broker votes as well as abstentions are counted for purposes of establishing a quorum for the meeting.

The Vote Necessary for Action to Be Taken

The three persons receiving the greatest number of votes at the meeting will be elected to serve as Class II directors. Under Section 2.07(b) of our Amended Bylaws, any incumbent nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election is required to tender promptly an offer of his or her resignation following certification of the shareholder vote for that election. The board's Corporate Governance Committee will consider that resignation and recommend to our Board of Directors, based on all relevant factors, whether to accept the tendered resignation or to pursue another action. Our board will then act on that recommendation no later than 90 days following the certification of the shareholder vote. We will promptly publicly disclose the board's decision and, if applicable, the reasons for rejecting the resignation or pursuing another action. The full details of our director resignation policy are set forth in our Bylaws, which are available on our website at www.mgeenergy.com/governance, and also found under the "Corporate Governance Committee" caption.

The votes "for" must exceed the votes cast "against" at the meeting in order to ratify the selection of auditors. Abstentions will not have any effect.

Although the advisory vote on Proposal 3 is nonbinding, as provided by law, our board will review the results of the votes and take them into account in making future determinations concerning executive compensation.

Revocation of Proxies

If you are a registered holder of our common stock, you may revoke your proxy by giving a written notice of revocation to our Corporate Secretary at any time before your proxy is voted, by executing a later-dated proxy card that is voted at the meeting, or by voting your shares at the virtual meeting. If your shares are held by a broker, you must contact your broker to revoke your proxy. Attendance at the meeting will not automatically revoke any authorization you have given to your broker or any prior proxy you have given.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 18, 2021

This proxy statement and our 2020 Annual Report to shareholders are available at www.mgeenergy.com/proxy. Shareholders can elect to receive email alerts when proxy and Annual Meeting materials are available on the Internet instead of receiving paper copies in the mail. Please consider visiting www.mgeenergy.com/paperless to sign up for next year. Email delivery of your proxy materials will help us reduce costs and the amount of resources used in connection with the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

As described below, the Board of Directors consists of nine directors divided into three classes. One class is elected each year for a term of three years. It is proposed that the three nominees named below be elected to serve as Class II directors for a three-year term to expire at the 2024 Annual Meeting and upon the election and qualification of their successors. (Your proxy may not be voted for a greater number of persons than the three nominees below.)

All of our directors serve concurrently as directors of MGE. As discussed below under "Board of Directors Information," our Board of Directors has determined that all of our directors, other than Directors Keebler and Wolter, are independent as defined in the applicable Nasdaq Stock Market, Inc., listing standards.

Directors Anderson, Keebler, and Wolter are currently Class II directors whose terms expire at the 2021 Annual Meeting of Shareholders and who have been recommended by our Corporate Governance Committee and nominated by our board for reelection.

Each of the nominees has indicated a willingness to serve if elected, and the board has no reason to believe that any nominee will be unavailable for that service. If any nominee should become unable to serve, it is presently intended that your proxy will be voted for a substitute nominee designated by the board. Under the Company's retirement guidelines for directors, employee directors may not continue to serve as a director unless requested to do so by the Board of Directors; and other directors are expected to retire no later than the date and time of the Annual Meeting of Shareholders following the date on which he or she attains the age of 75, unless requested to remain by the board.

Director Hastings, who is a Class III director, has attained the age of 75.

The balanced tenure of our directors promotes experience and stability while also allowing for a broader understanding of the issues that affect our business. We have a mix of seasoned directors who provide in-depth knowledge and historical perspective of the industry, with our new directors who bring fresh ideas to ensure that the Board is able to provide oversight and guidance that is balanced with our overall company strategies.

The board believes the directors of MGE Energy collectively have backgrounds and skills important for MGE Energy's business. The following biographies summarize the experiences, qualifications, and skills that qualify our nominees and continuing directors to serve as directors of the Company.

Nominees for Election to the Board of Directors

The following paragraphs provide information regarding the background and qualifications of the nominees to our Board of Directors, all of whom are current directors.

Names (Ages) and Business Experience*	Director Since**

Class II – Term Expiring in 2021

Marcia M. Anderson (63), Madison, Wisconsin

Director Anderson has a Juris Doctor from Rutgers University School of Law and a Master of Strategic Studies from the U.S. Army War College. She retired as the Clerk of Court of the Bankruptcy Court for the Western District of Wisconsin. Director Anderson retired from the Army in May 2016 with a rank of Major General. In addition to her legal and military experience, she worked for General Public Utilities Corporation early in her career. Director Anderson's skills and industry experience are a valuable asset to our board in setting strategic vision and assessing future risks for our Company. Director Anderson currently serves on the board of directors for the Green Bay Packers.

2018

Jeffrey M. Keebler (49), Madison, Wisconsin

Chairman of MGE Energy, Inc., and Madison Gas and Electric Company since October 1, 2018. President and Chief Executive Officer of MGE Energy, Inc., and Madison Gas and Electric Company since March 1, 2017. Prior thereto, he was Senior Vice President - Energy Supply and Planning of Madison Gas and Electric Company, a position he held since July 2015. Prior thereto, he was Assistant Vice President - Energy Supply and Customer Service, a position he held since January 2012. Director Keebler has been employed at Madison Gas and Electric Company since 1995. Director Keebler has a Master of Business Administration and has been involved in the public utility business for 25 years. His leadership experience and his knowledge of public utility operations bring an important perspective to our board. Director Keebler holds the following directorships:  director of ATC Management Inc. and ATC Development Manager Inc., director of the University of Wisconsin Research Park, and director of United Way of Dane County.

2017

Gary J. Wolter (66), Madison, Wisconsin

Past chairman of MGE Energy, Inc., and Madison Gas and Electric Company. Director Wolter was our Chairman, President and Chief Executive Officer until March 1, 2017. He had been an officer since 1989 and an employee since 1984. Director Wolter is an attorney and has been involved in the public utility business for more than 30 years. His experience with the Company, including its overall management and operations, is important as the Company transitions to new senior management. Director Wolter holds or has held the following directorships:  director of National Guardian Life Insurance Company, director of the Oscar Rennebohm Foundation, and former Chair of the Board of Authority for the University of Wisconsin Hospitals and Clinics.

2000

THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES

Other Members of the Board of Directors

The following paragraphs provide information regarding the background and qualifications of the other members of our

Board of Directors.

Names (Ages) and Business Experience*	Director Since**

Class III – Term Expiring in 2022

Mark D. Bugher (72), Bayfield, Wisconsin

Director Bugher is the retired director of the University Research Park, University of Wisconsin-Madison, a position he held for 15 years. Prior to joining the Research Park, he served the State of Wisconsin as Secretary of Administration from 1996 to 1999 and as Secretary of Revenue from 1988 to 1996. Director Bugher serves on the board of First Business Financial Services, Inc., as a member of the corporate governance committee and chairs the compensation committee. Director Bugher chairs the board of Marshfield Clinic Health System, a $2 billion multispecialty health care system. He is a recognized leader in the Madison business community and brings an understanding of the business environment and economy within our service area. As a result of his governmental service, Director Bugher has insights into public policies, priorities, and objectives that assist our board in evaluating longer-range trends that may affect the community we serve and our business. His experience at the University Research Park will assist with fiscal and strategic matters as well as with the evaluation of technology trends and developments that may affect the generation and distribution of electricity and the distribution of gas.

2010

F. Curtis Hastings (75), Madison, Wisconsin

Director Hastings is the retired Chairman of J. H. Findorff & Son, Inc., a large commercial and industrial construction general contractor and design builder, with which he had been associated for more than 39 years. We believe Director Hastings' experience with the management and oversight of a large company brings an important perspective to our board in its oversight of our operations. His particular knowledge of the construction industry assists our board in its understanding and oversight of the various significant construction projects we have undertaken over the past several years with respect to power plant construction, wind and solar generation project construction, environmental control projects, and the general construction activities that constitute a recurring part of an electric and gas utility's operations. He is familiar with the management and control of large projects, cost control, and schedule management. Director Hastings is a director and Audit Committee chair of National Guardian Life Insurance Company, a position he has held since 1981.

1999

James L. Possin (69), Madison, Wisconsin

Director Possin retired from active practice but maintains his CPA license. In 1976, Director Possin started working at Grant Thornton LLP, a registered public accounting firm. From 1990 to 2007, he was a partner where he advised on tax- and financial-related matters. Director Possin is a certified public accountant and holds degrees in accounting and law from the University of Wisconsin-Madison. Director Possin was a past member of the Audit, Finance, and Insurance Council of Oakwood Lutheran Homes Association, Inc. We believe Director Possin's background and current accounting and tax employment adds valuable accounting, tax, and financial reporting experience to our board. We believe his experience and familiarity with financial reporting principles and requirements will assist in our board's oversight of financial reporting and tax matters as well as the identification and management of financial risk exposures.

2009

Class I – Term Expiring in 2023

James G. Berbee (57), Madison, Wisconsin

Director Berbee has a Master of Science in mechanical engineering and a Master of Business Administration from the University of Wisconsin. He was Chairman and CEO of Berbee Information Networks Corporation, which provided information technology support for large businesses. After selling Berbee Information Networks Corporation, he attended medical school and graduated from Stanford University School of Medicine. Director Berbee currently is an emergency department physician. Director Berbee also is the chair of the Wisconsin Alumni Research Foundation and holds several patents. Director Berbee brings a wide range of skills and experience to the board, in particular with his accomplishments in the information technology sector. His knowledge of the information technology industry assists in our board's oversight and evaluation of technological change and innovation within our industry as well as cybersecurity and related risks.

2018

Londa J. Dewey (60), Madison, Wisconsin

Director Dewey is Chief Executive Officer of QTI Management Services, Inc., d/b/a The QTI Group, a human resources and staffing company, which she has held since 2007. Prior thereto, she was President of the Private Client Group and Market President at U.S. Bank where she was an employee from 1982 to 2007 and an Officer from 1985 to 2007. We believe Director Dewey's experience with financial analysis, investment management and risk assessment, and management in the banking industry provides our board with valuable input on the identification, evaluation, and assessment of financial and general business risks; the evaluation of strategies to address those risks; and the implementation of our business strategy. We also believe Director Dewey's experience with human resource matters and knowledge of the local labor market are valuable resources in assessing our employment policies and practices. Director Dewey holds or has held the following directorships: director, American Family Insurance; past chair of the board, Meriter Health Services, Inc., and Meriter Hospital; past chair and board member, Edgewood College; past director, University of Wisconsin Family Business Advisory Board and Puelicher Center Board; past chair of the board, United Way of Dane County Board and Foundation Board; and director, Wealth Management Company, Northwestern Mutual Life Insurance.

2008

Thomas R. Stolper (72), Madison, Wisconsin

Director Stolper has been a management consultant for Purple Cow Organics (manufacturer of premium compost) for the past ten years and formerly of Deibel Laboratories (food quality assurance) for eight years and a former Executive Vice President and director of ProActive Solutions USA LLC, a manufacturer of cleaning and sanitizing products, for 14 years. He is a certified public accountant with over 40 years in public accounting. He was a partner in Clifton Gunderson LLP, certified public accountants and consultants, for 31 years. Director Stolper provided auditing, tax, and financial services and advice for a broad array of business entities. In addition, he was an elected member of the firm's national board for 12 years. Director Stolper has served on numerous community and civic boards for more than 30 years, including three terms as an elected public official. We believe Director Stolper's accounting, tax, and auditing education and experience, as well as his business experience, assist our board in the review of accounting and financial reporting matters and proposed strategic plans and initiatives. Director Stolper's entrepreneurial experience from co-founding TRAC Microbiology Inc. provides the board with unique innovative insights in developing our strategic plan. We also believe his business experience, combined with his public service commitment and experience, assist in the evaluation of our business risks and opportunities within our service area and the consideration of the needs of the community we serve.

2008

*Names, ages, and business experience as of December 31, 2020.

**Date when first became a director of MGE. Directors Anderson and Berbee became directors of MGE Energy, Inc., in 2018. Director Keebler became a director of MGE Energy, Inc., in 2017. Director Bugher became a director of MGE Energy, Inc., in 2010. Director Possin became a director of MGE Energy, Inc., in 2009. Directors Dewey and Stolper became directors of MGE Energy, Inc., in 2008. The other persons became directors of MGE Energy, Inc., when it became the holding company of MGE in August 2002.

PROPOSAL 2 — RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee and our board have recommended that PricewaterhouseCoopers LLP (PwC) be retained as our independent registered public accounting firm in 2020. We are seeking ratification of that retention by our shareholders. PwC has served as our independent registered public accounting firm since 1993.

Representatives of PwC will be present at the Annual Meeting and will have the opportunity to make a statement if they choose to do so. They are also expected to be available to respond to appropriate questions.

Our Audit Committee approves each engagement of the independent registered public accounting firm to render any audit or non-audit services before the firm is engaged to render those services. The Chairman of the Audit Committee or other designated Audit Committee member may represent the entire Audit Committee for purposes of this approval. Any services approved by the Chairman or other designated Audit Committee member are reported to the full Audit Committee at the next scheduled Audit Committee meeting after such approval has been given. No exceptions to this approval process are allowed under the Audit Committee Charter; and thus, none of the services described in the following table were approved pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X, which otherwise would allow de minimus amounts of services to be provided without specific approval.

The following table presents fees for professional services rendered by PwC for the years ended December 31, 2020 and 2019. (Fees include amounts related to the year indicated, which may differ from amounts billed.)

Independent Registered Public Accounting Firm Fees Disclosure	2020 Fees	2019 Fees
Audit Fees (a)	$1,189,000	$1,321,000
Audit-Related Fees (b)	$175,125	$169,537
Tax Fees (c)	$82,000	$119,000
All Other Fees (d)	$843,475	$284,101

(a)Professional services rendered for the audits of the financial statements, review of the interim financial statements, opinion on the effectiveness of our internal control over financial reporting for MGE Energy, and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC. Audit Fees for 2019 include professional services rendered in connection with implementation of a new enterprise resource planning system and the adoption of new accounting standards.

(b)Audit-Related Fees for 2020 and 2019 include professional services rendered in connection with utility commission-mandated obligations. Fees for 2020 also include professional services rendered in connection with Enterprise Forward project implementation review that included review of security and internal controls. Enterprise Forward is a strategic information technology management project aimed at transforming MGE into a digital integrated utility and includes replacement of enterprise resource planning and customer information system applications.

(c)Tax Fees for 2020 and 2019 include review of federal and state income tax returns. Fees also include review of an IRS Private Letter Ruling.

(d)Other Fees for 2020 and 2019 include advisory services with respect to the Enterprise Forward project.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND A VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We seek your advisory vote on the approval of the compensation paid to our named executive officers as described under "Executive Compensation - Compensation Discussion and Analysis" and the related compensation tables in this proxy statement. Because your vote is advisory, it will not be binding on our board or the Company. However, our board will receive and review the voting results and take them into consideration when making future decisions regarding executive compensation.

We believe our executive compensation policies and practices are effective in tying a significant portion of pay to performance, while at the same time providing competitive compensation that attracts and retains talented personnel and aligns the interests of our executive officers with those of our shareholders.

As described under "Executive Compensation - Compensation Discussion and Analysis," which can be found on page 24 of this proxy statement, we believe our annual executive compensation is competitive with the market, and our Compensation Committee considers market data obtained from Willis Towers Watson, its independent compensation consultant, to help establish compensation levels. Our board believes it has been careful and prudent in its approach to executive compensation and has generally taken a conservative approach, taking into account the impact of such programs on our cost to customers and returns to our shareholders. Our program for 2020 was based on cash compensation, consisting of salary and short-term and long-term incentive compensation. It did not include stock options, restricted stock, or stock awards. It did include a cash-based incentive intended to encourage attention to, and reward participants for, the performance of our stock over a long-term period. Our Compensation Committee monitors executive compensation programs and adopts changes to reflect the dynamic marketplace in which we compete for talent as well as general economic, regulatory, and legislative developments affecting executive compensation. Our shareholders approved our 2021 Long-Term Incentive Plan at last year's Annual Meeting, which allows for share-based awards. We expect to include share-based awards in our incentive compensation programs starting in 2021.

We will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term shareholders.

You have the opportunity to vote "For," "Against," or "Abstain" from voting on the following resolution relating to executive compensation:

RESOLVED, that the shareholders of MGE Energy, Inc., approve the compensation of the Company's named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and related material disclosed in the proxy statement for the 2021 Annual Meeting of Shareholders.

THE BOARD RECOMMENDS A VOTE "FOR" ON THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

TRANSACTION OF OTHER BUSINESS

Our Board of Directors does not intend to present any business for action by our shareholders at the meeting except the matters referred to in this document. If any other matters should be properly presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with the recommendations of our Board of Directors.

Whether or not you expect to be present at the meeting, please complete, sign, date, and promptly return your proxy card in the enclosed postage-paid envelope, call the toll-free number, or go to the website.

BENEFICIAL OWNERSHIP

Beneficial Ownership of Common Stock

The following table lists the beneficial ownership of our common stock as of December 31, 2020 (except as otherwise noted), of each director and nominee, the individuals named in the Summary Compensation Table and the directors and executive officers as a group, and each shareholder known to us to be the beneficial owner of more than 5 percent of our outstanding common stock. Except as noted, the indicated owner has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned		Percent of Outstanding Common Stock
Marcia M. Anderson	529		*
James G. Berbee	3,148		*
Mark D. Bugher	1,380		*
Jared J. Bushek	397	(1)	*
Londa J. Dewey	4,500		*
F. Curtis Hastings	6,760		*
Lynn K. Hobbie	8,014	(1)(2)	*
Tamara J. Johnson	529	(1)	*
Jeffrey M. Keebler	2,354	(1)	*
Jeffrey C. Newman	7,402	(2)	*
James L. Possin	3,022		*
Cari Anne Renlund	192	(1)	*
Thomas R. Stolper	5,100		*
Gary J. Wolter	19,970	(1)(2)	*
All directors and executive officers as a group (15 persons)	64,081		*
The Vanguard Group, Inc.	3,637,165	(3)	10.06%
BlackRock, Inc.	2,676,115	(4)	7.40%

*  Less than 1 percent.

(1)J. Bushek, L. Hobbie, T. Johnson, J. Keebler, C. A. Renlund, and G. Wolter are directors of Madison Gas and Electric Foundation, Inc., and, as such, have shared voting and investment power in an additional 18,000 shares of our common stock held by the Foundation. Those shares are not shown in the numbers in the table. The Foundation was formed by, and receives contributions primarily from, MGE, which contributions are used for charitable purposes.

(2)Includes common stock held by executive officers and retired executive officers in the MGE 401(k) defined contribution plan with respect to which those persons have sole voting and investment power: L. Hobbie, 123 shares; J. Newman, 167 shares; G. Wolter, 300 shares.

(3)Information contained on Schedule 13G/A filed with the SEC on February 10, 2021, by The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Schedule 13G reported 3,637,165 shares of common stock as being beneficially owned as of January 29, 2021.

(4)Information contained on Schedule 13G filed with the SEC for the year ended December 31, 2020, by BlackRock, Inc., 55 East 52nd Street, New York, New York 10055. The Schedule 13G reported 2,676,115 shares of common stock as being beneficially owned as of December 31, 2020.

Our board believes directors and executive officers should be shareholders and have a financial stake in the Company. On January 19, 2018, MGE Energy's Board of Directors adopted guidelines for its directors and officers intended to increase their alignment with shareholders concerning the long-term performance of our common stock. The guidelines measure that alignment through a combination of minimum stock ownership and long-term compensation awards that are directly tied to the performance of our stock. The guidelines expand upon the prior "Share Ownership Requirements" in MGE Energy's Corporate Governance Guidelines.

The guidelines vary by position. For officers, they are equal to a multiple, ranging from one to three, of base salary. For directors, they are equal to three times the annual cash retainer (excluding retainers for lead director service and board committee chair service). The guidelines provide for a transition period of five years for officers and three years for directors from adoption, or from election, in the case of new directors or executive officers, to meet the guidelines.

An officer or director can meet the guidelines through a combination of (i) shares of common stock and (ii) units awarded under the MGE Energy 2006 Performance Unit Plan, and the MGE Energy 2020 Performance Unit Plan, and dividend equivalents in respect of those units, in the case of officers, or units awarded under the MGE Energy 2013 Director Incentive Plan and dividend equivalents in respect of those units, in the case of directors. Units awarded under the 2006 Performance Unit Plan, the 2020 Performance Unit Plan or the 2013 Director Incentive Plan represent the right to receive a cash payment that is directly dependent on the performance of MGE Energy's common stock over a defined period of time and, therefore, ties a portion of the award holder's compensation to that performance. The previous requirement to purchase a minimum $25,000 of MGE Energy common stock has been incorporated into the enhanced guidelines and those shares can be used to meet the new guidelines.

BOARD OF DIRECTORS INFORMATION

Overview

Our board takes seriously its responsibility and accountability to shareholders and their interests and appreciates the trust and confidence that shareholders have placed in corporate leadership to oversee the Company and to manage investors' capital wisely. Each director is committed to the highest ethical standards, accountability, and open dialogue with one another and with management. The board believes that a range of skills and perspectives among directors helps provide effective oversight.

The board is elected to oversee management's performance, although management is responsible for managing the day-to-day operations of the Company. The board reviews the Company's long-term strategic plan, business initiatives, major capital projects, and budget matters.

Also included in the areas over which our board provides oversight are the Company's:

•Environmental and sustainability performance.

•Enterprise-wide risk assessment.

•Strategic projects and investments.

•Trends in new technologies and industry changes.

Board members bring a breadth of experience and diversity to their service as directors, which helps them in their oversight of the Company. In addition, directors are kept informed and educated through collaboration with and numerous presentations by officers of the Company and various subject matter experts, including experts from outside the Company, industry and director training opportunities, and reports provided to them by senior management on a regular basis. Topics include:  business and investment strategy, environmental and sustainability topics, regulatory matters, customer services and expectations, financial and business operations, technology trends, new products and services, community engagement, energy planning and reliability, and risks faced in the Company's business operations, among others.

Governance

Board Leadership and Structure

Our Lead Independent Director has extensive authority and responsibility in ensuring the board meets its responsibilities for Company oversight. Director Hastings, who is an independent member of our board as determined under the guidelines adopted by the Nasdaq Stock Market, Inc., serves as our Lead Independent Director. Director Hastings has served as a board member since 1999 and has served as our Lead Independent Director since May 2019. In anticipation of Director Hastings' retirement, Director Bugher will become our Lead Independent Director at the conclusion of this year's Annual Meeting. Director Bugher has served as a board member since 2010.

The board has structured the role of our Lead Independent Director to fulfill the important requirements of strong, independent leadership on the board. The Lead Independent Director is responsible for the following:

•Board Leadership: The Lead Independent Director is empowered to call meetings of the board or executive sessions. The Lead Independent Director also chairs executive sessions of the directors; provides input to the Chairman on the scope, quality, quantity, and timeliness of the information provided to the board; and serves as a nonexclusive conduit to the Chairman of views and concerns of our directors.

•Corporate Governance Committee Leadership: The Lead Independent Director chairs our Corporate Governance Committee, which evaluates on an ongoing basis the composition and structure of our board and assists in board recruitment, refreshment, and succession planning.

As the individual with primary responsibility for managing the Company's day-to-day operations, our CEO is best positioned to chair regular board meetings as we discuss key business and strategic issues. This structure provides independent oversight while avoiding unnecessary confusion regarding the board's responsibilities and day-to-day management of business operations. Given the complexity of the industry, its operations, and regulatory environment, the board believes having an experienced industry executive as our Chairman, combined with a strong Lead Independent Director, is the appropriate structure for the Company.

How Our Board Operates

Our board is very active and engaged. Each year, there are ten regularly scheduled meetings of the board, in addition to committee meetings. The board believes these meetings help directors stay abreast of industry and other developments affecting the Company.

Board meetings are typically held at the Company's corporate headquarters in Madison, Wisconsin; however, in the interest of public health and safety during the COVID-19 pandemic, board meetings are being held virtually. Board meetings are structured to provide for regular presentations by, and active dialogue with, MGE management. Subject matter experts from across the Company regularly present to the board on issues of strategic importance. These regular interactions provide useful information and insight relative to critical business initiatives and corporate strategy, including financial performance, environmental performance and sustainability, risk management and oversight, and corporate succession planning. In addition, the board takes advantage of external expertise as needed on key strategic topics.

Shareholder Engagement and Outreach

We are committed to accountability and transparency and believe that understanding and considering shareholder perspectives advances those priorities. Our investor relations efforts also help executive management and the board understand how investors view the Company's policies and practices, strategies and long-term direction, and help leadership assess and address emerging areas of interest to investors.

Officers engage shareholders in several ways, including:

•Discussions with a number of our institutional shareholders:

oOur Vice President Finance, Chief Information Officer and Treasurer; Vice President General Counsel and Secretary; and our Vice President Accounting and Controller join other members of senior management to discuss with large shareholders our business strategy for a more sustainable future and related new initiatives, financial performance, board oversight, and general corporate governance matters.

oShareholder feedback from these discussions is shared with board members.

•Presentations at industry conferences and investor meetings.

•Meetings with analysts and investment firms.

•Annual advisory vote on "say on pay."

•Annual disclosure documents, including financial and corporate responsibility and sustainability reports.

•Opportunities to ask questions at the Annual Meeting of Shareholders, which are answered either at the meeting or in follow-up after the meeting.

•Review of Annual Meeting proxy voting results to understand voting and any shareholder comments.

•Responses to inquiries taken through the Company's investor site, board email, and in-house Shareholder Services staff.

•Six shareholder newsletters published annually and our investor site, which is updated regularly.

These efforts are in addition to the Company's regular and ongoing investor relations program.

Board Assessment and Evaluation

The board conducts an annual Board of Directors assessment. The assessment includes an extensive survey that covers board structure, board meetings, board committees, key board responsibilities, and board management.

In addition, the board periodically evaluates the directors' expertise and experience. This evaluation serves as part of its review before nominating slates of directors for election and as part of its succession planning to consider and to choose new directors. This evaluation covers key professional skills, diversity, and breadth of community and other business experience and knowledge and includes financial expertise, business development, strategic planning, business operations, cybersecurity, sustainability, business processes and effectiveness, information technology, and community engagement.

Board Oversight of Environmental, Social, and Governance (ESG)-Related Matters

Our board has oversight of the Company's environmental, social, and governance (ESG) matters. This oversight includes review of environmental risks and mitigation as well as assessment of current and/or future environmental regulations. It also includes review of the Company's corporate responsibility, environmental, and sustainability performance. Directors understand corporate responsibility and sustainability are integral to the Company's long-term success and share management's commitments in these areas, from long-term and strategic direction to day-to-day business practices throughout the organization.

In fall 2020, the board held a strategic planning and review session with all officers of the Company to review corporate strategy across all aspects of the Company's business and to provide directors with the opportunity to engage the entire senior management team on issues of strategic importance. The board holds strategic planning and review sessions with all officers periodically.

The board takes seriously its responsibility to oversee corporate responsibility and environmental performance of the Company. Board members bring a variety of expertise to this responsibility, for example, oversight and administration related to environmental areas, education and training related to environmental matters, and experience holding managerial and/or public positions with environmental purview. The board also draws on external expertise as appropriate for education on key topics relevant to its risk oversight responsibilities.

In fall 2020, the University of Wisconsin-Madison's Nelson Institute for Environmental Studies released its independent analysis of MGE's goal of net-zero carbon electricity by 2050. The analysis, by Dr. Tracey Holloway at the Nelson Institute, compared the utility's goal to the modeled pathways for the electricity sector in industrialized nations to limit global warming to 1.5 degrees Celsius. Relative to publicly available model results for carbon reductions through 2050, the UW's analysis determined MGE's goal is in line with or more aggressive than these model benchmarks for climate solutions. In January 2021, Dr. Holloway presented the findings to the Board of Directors for discussion.

The board receives timely and relevant information on a regular basis related to the Company's sustainability initiatives and performance, and ESG-related matters.

The following topics have been reviewed and discussed by the board in 2020:

•MGE's Energy 2030 Framework and 2050 "net-zero carbon" goal and related initiatives.

•MGE's annual Corporate Responsibility and Sustainability Report.

•MGE's utilization of and disclosures in the Edison Electric Institute's (EEI) voluntary ESG/Sustainability reporting templates.

•The University of Wisconsin-Madison's analysis of the Company's net-zero carbon goal.

•Current and emerging environmental risks and risk mitigation.

•Retirement planning and potential capacity and energy replacement for the Columbia Energy Center.

•The Company's response to the COVID-19 pandemic.

•The Company's commitment to diversity, equity, and inclusion.

•Company initiatives and investments. In 2020, these initiatives and investments included our:

oApproval to purchase an additional 50-megawatts from the Badger Hollow Solar Farm.

oCommissioning of the Two Creeks Solar generation investment.

oExpansion of our Shared Solar program with the commissioning of the Morey Field Solar project in Middleton, Wisconsin.

oCommissioning of the Dane County Airport Solar project to serve Dane County operations under MGE's Renewable Energy Rider (RER) program.

oApproval of the O'Brien Solar Fields project under MGE's RER program.

oApplication for regulatory approval of the Hermsdorf Solar project under MGE's RER program.

Response to COVID-19

With the global outbreak of the Coronavirus Disease 2019 (COVID-19) and the declaration of a pandemic by the World Health Organization on March 11, 2020, U.S. governmental authorities deemed electric and gas utilities to be critical infrastructure. Since then, MGE Energy has been subject to and continues to follow local, state, and federal public health and safety regulations and guidance.

In response to the global declaration, a special meeting of the full board was called in March 2020 to discuss COVID-19, with all directors attending. Since the onset of the pandemic, directors have discussed monthly the Company's response and management of the workforce, operational, and financial impacts to the Company resulting from COVID-19.

The Company implemented a number of changes in response to COVID-19 to provide for the safety of our employees, customers, and our community. These changes include, but are not limited to, equipping field and operations personnel with personal protective equipment, implementing alternating schedules when appropriate and restricting access to facilities, and offering support to office employees working from home. The Company continues to address challenges related to the pandemic and to provide for business continuity to ensure the delivery of safe, reliable utility services to our customers. Additional information related to our response to COVID-19, including our work with customers and other stakeholders, is available in our 2020 Corporate Responsibility and Sustainability Report at mgeenergy.com/environment.

Energy 2030 Framework and Net-Zero Carbon Electricity by 2050

In November 2015, our regulated utility, MGE, introduced its Energy 2030 Framework, which lays out foundational objectives and strategic direction for building customer and shareholder value. It includes defined clean energy goals and provides for a cost-effective, long-term business strategy for a more sustainable future. Energy 2030 continues the Company's transition to greater sustainability already underway since 2005.

Under Energy 2030, MGE is working with its customers to:

•Supply at least 30 percent of its delivered electricity from renewable sources by 2030.

•Reduce carbon dioxide emissions at least 40 percent from 2005 levels by 2030.

With our proposed plan, announced in February 2021, to accelerate retirement of the Columbia Energy Center at Portage, Wisconsin, and the Company's ongoing transition toward greater use of renewable resources, the Company expects to achieve carbon reductions of at least 65 percent by 2030. The proposal to retire Columbia ahead of schedule is subject to state regulatory and other approvals.

Since introducing the Company's Energy 2030 Framework in November 2015 and as of December 31, 2020, MGE has announced projects that are expected to increase the Company's owned renewable generation capacity almost 675 percent by year-end 2022. The Company looks forward to additional cost-effective, clean energy investments.

In May 2019, MGE was one of the first utilities in the nation to announce a goal of net-zero carbon electricity by 2050. As stated above, the Company expects to achieve carbon reductions of at least 65 percent by 2030. The Company has said that if it can go further faster by working with its customers, it will. Achievement of that goal will depend on, among other things, the timing, scope, and relative costs of technological developments, customer participation in programs and partnerships, and regulatory support.

The Company has numerous initiatives to advance its goal of net-zero carbon electricity. These initiatives include:

•Building new renewable generation resources;

•Advancing the electrification of transportation;

•Increasing engagement around energy efficiency; and

•Providing customers innovative products and services (e.g., a community-based Shared Solar program, a smart thermostat demand response program to reduce energy use, a renewable energy program for large customers, and a managed charging project for electric vehicles).

The Company is continuing its path to achieve a more sustainable energy supply mix using cost-effective technologies to provide customer and shareholder value. To learn more about some of MGE's projects and programs to achieve deep decarbonization, visit www.mgeenergy.com/environment.

Carbon Dioxide Reductions

Reducing carbon emissions is a key component of our strategic business planning. MGE's carbon dioxide reduction target under Energy 2030 is consistent with the U.S. emissions targets for the 2030 timeframe established as part of the Paris Agreement on climate change. In addition, the Company is working toward deep decarbonization, targeting net-zero carbon electricity by 2050.

In October 2018, the Intergovernmental Panel on Climate Change (IPCC) released a report that analyzed a 1.5-degree scenario as compared to a 2-degree scenario in the U.S. Mid-Century Strategy for Deep Decarbonization (MCS). Both the IPCC report and the MCS rely on decarbonizing electric generation, using energy efficiently, and electrifying other energy uses, including transportation.

These are the strategies MGE is pursuing and will continue to pursue to achieve deep decarbonization. Using these strategies, MGE expects to reduce carbon emissions as quickly as the state of evolving technology allows, consistent with meeting our obligation to serve our customers.

In November 2020, the University of Wisconsin-Madison released its analysis of MGE's goal of net-zero carbon electricity by 2050, having compared it to the modeled pathways for the electricity sector in industrialized nations to limit global warming to 1.5 degrees Celsius. The analysis found MGE's goal is in line with or more aggressive than these model benchmarks for solutions to address climate change. Led by Dr. Tracey Holloway in the Nelson Institute for Environmental Studies and the Department of Atmospheric and Oceanic Sciences, the study used climate modeling available through the IPCC in the context of the IPCC's October 2018 special report.

Prior to announcing its net-zero carbon by 2050 goal in 2019, MGE already had been on a path to reduce carbon emissions at least 80 percent by 2050, which aligns with the goals of the MCS. The MCS is the U.S. strategy for meeting the goals of the Paris Agreement on climate change to limit global temperature increases to 2 degrees. MGE's net-zero carbon by 2050 goal is consistent with the 1.5-degree scenario contemplated in the IPCC's October 2018 special report and exceeds the U.S. emissions targets and the 2 degree scenario under the U.S. MCS.

As part of its ongoing assessment of corporate performance, our Board of Directors regularly reviews how well the Company is advancing its overall goals around carbon emissions reductions as well as progress on its specific strategies for deep decarbonization. Additional information related to the Company's carbon emissions reductions is available at mgeenergy.com/environment.

We have reviewed the recommendations of the Task Force on Climate-Related Financial Disclosures (TCFD), performed an analysis of our disclosures relative to the TCFD recommendations, and determined that our disclosures are substantially consistent with the TCFD guidance and recommendations.

Business Operations

In addition to its Energy 2030 Framework and net-zero carbon goal, the Company is committed to reducing its environmental impacts across all areas of the organization. For example, in 2020, the Company:

•Earned the Green Masters designation for the seventh consecutive year from the Wisconsin Sustainable Business Council. The voluntary statewide benchmarking program evaluates participants in nine key areas related to sustainability. Only the top 20 percent of applying companies receive the Green Masters designation. MGE was the first utility to be awarded the distinction in 2014.

•Continued efforts to expand the scope of its renewed five-year contract with the Wisconsin Department of Natural Resources for its Green Tier certification. Our primary goal in the expanded contract is to cover all MGE operations under our Environmental Management System (EMS). An EMS is a continuous improvement process that evaluates, prioritizes, and manages environmental risks. MGE has employed an independent third party to oversee the expansion of the Company's EMS. The independent third party's expertise in risk management and compliance is helping MGE to identify operational and environmental risks and to evaluate those risks under the scope of the expanded EMS. MGE was the first electric utility to take part in the pilot program and remains the only electric utility, and one of only six Wisconsin companies, to be certified at the highest level of Green Tier.

•Utilized the EEI ESG/Sustainability reporting templates, which are voluntary and industry-specific. The quantitative reporting template discloses data and information related to MGE's portfolio (generation and capacity), emissions, capital expenditures, and human and natural resources. The qualitative reporting template includes information related to the Company's management and oversight of strategies for transitioning toward deep decarbonization and greater sustainability.

To learn more about the Company's environmental initiatives, please see our Corporate Responsibility and Sustainability Report and EEI ESG/Sustainability reporting templates at www.mgeenergy.com/environment. The Company's annual Corporate Responsibility and Sustainability Report and its EEI ESG/Sustainability reporting templates, combined with other disclosures by the Company, are substantially consistent with guidance and recommendations from the TCFD.

Risk Assessment and Oversight

Enterprise-wide risk assessment and oversight are fundamental responsibilities of our board. Directors are involved in the process of overseeing the primary risks we face in the conduct of our business. Trends in economic, business, and commodity market conditions and trends in legislative and regulatory initiatives are reviewed by the board as part of the Company's Enterprise Risk Management program.

The board receives on an ongoing basis information from management related to key business risks and mitigation strategies. These business risks include existing and emerging risks related to environmental performance and sustainability, information technology systems and cybersecurity, operational risks, financial risks, reliability risks, and regulatory risks.

Our board engages in a comprehensive risk assessment and mitigation review biannually. In addition, on a biennial basis, our board and all Company officers engage in a comprehensive risk assessment and mitigation review, the last occurring in 2019. This broad-based exercise serves to complement ongoing and regular presentations and reports from Company officers and subject matter experts on risk and emerging risk identification, assessment, and mitigation strategies. Our comprehensive approach encourages all of our directors to initiate discussion at any time, either directly or through our Lead Independent Director, on any areas of concern, including risk identification and assessment, controls, management, and oversight. The board and MGE management have created a culture of environmental sustainability and risk management. All officers of the Company take ownership in and are accountable for managing and mitigating corporate risk.

For more detailed information on risk factors, please see Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2020.

Committees

Our board has four standing committees, the principal responsibilities of which are described below. The following table sets forth the membership of each committee and the number of meetings held during 2020:

Name	Audit Committee	Compensation Committee	Executive Committee	Corporate Governance Committee
Marcia M. Anderson	X	X		X
James G. Berbee	X			X
Mark D. Bugher	X	X (2)	X	X
F. Curtis Hastings (1)	X	X	X (2)	X (2)
Jeffrey M. Keebler			X
James L. Possin	X (2)			X
Thomas R. Stolper	X			X
Gary J. Wolter			X
Number of Meetings	5	1	0	4

(1)Lead Independent Director

(2)Committee Chairperson

Corporate Governance Committee

The Corporate Governance Committee is responsible for taking a leadership role in shaping corporate governance of the Company and in officer and director succession planning. The committee reviews and makes recommendations to the board on an ongoing basis regarding corporate governance policies and practices for the Company. The committee also reviews and makes recommendations on board and committee organization, membership, function, and effectiveness.

Our board has adopted a Corporate Governance Committee Charter and Corporate Governance Guidelines, which are posted on our website at www.mgeenergy.com/governance. More information regarding our corporate governance practices can be found on our website.

The board has determined that no member of the Corporate Governance Committee has a material relationship with the Company and that every member of the committee is independent under the listing requirements of Nasdaq Stock Market, Inc., and the Company's Directors Independence Standards that are contained in its Corporate Governance Guidelines.

On January 19, 2018, our Corporate Governance Committee adopted a "Clawback Policy" on incentive compensation. That policy was updated on February 21, 2020, to include both cash-based and/or stock-based awards that contain performance requirements. See "Executive Compensation - Compensation Discussion and Analysis - Executive Summary."

The Corporate Governance Committee also reviews candidates for our board and makes nominations of appropriate candidates for election to the board. As stated in our Corporate Governance Guidelines, the candidate review criteria include characteristics such as integrity, business experience, knowledge, and independence of judgment, as well as diversity in business backgrounds in order to bring different experiences and perspectives to the board. Diversity in personal background, race, gender, age, and nationality, for the board as a whole, may be taken into account in considering candidates. While screening candidates, the committee will examine potential conflicts of interest including interlocking directorships and substantial business, civic, and social relationships with other members of the board that could impair a prospective board member's ability to act independently.

Given the complexity of the industry in which we operate, the board also values experience. Under the Company's retirement guidelines for directors, employee directors may not continue to serve as a director unless requested to do so by the board; and other directors are expected to retire not later than the date and time of the Annual Meeting of Shareholders following the date on which he or she attains the age of 75, unless requested to remain by the board.

The Corporate Governance Committee also considers qualified director candidates suggested by our shareholders. Shareholders can suggest candidates by writing to MGE Energy, Inc., Post Office Box 1231, Madison, Wisconsin 53701-1231, Attention: Corporate Secretary. Submissions should describe the candidate's background, experience, and ownership of our shares and otherwise address the factors considered by the committee as described in our Corporate Governance Guidelines posted on our website at www.mgeenergy.com/governance. The Corporate Governance Committee will apply the same standards in considering candidates recommended by shareholders as it applies to other candidates. In 2021, the director nominees are currently members of our board.

Audit Committee

Our board has an Audit Committee that oversees our relationship with our internal auditors and independent registered public accounting firm and discusses with them the scope and results of their audits, accounting practices, and the adequacy of our internal controls. The Audit Committee also reviews all "related party transactions" for potential conflict of interest situations. A related party transaction is a transaction between us and our directors, executive officers, or their immediate family members that are required to be disclosed pursuant to applicable SEC rules. See "Related Person Transactions" below. The committee has a written charter that is posted on our website at www.mgeenergy.com/governance.

The Audit Committee has established a policy to preapprove all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Preapproval is generally provided for up to one year. Any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. Once preapproved, the services and preapproved amounts are monitored against actual charges incurred and modified if appropriate.

Our board has determined that no Audit Committee member has a material relationship with the Company and every member of the committee is otherwise independent under the listing requirements of the Nasdaq Stock Market, Inc., and the Company's Directors Independence Standards set forth in our Corporate Governance Guidelines. In addition, all Audit Committee members must meet the heightened standards for independence for Audit Committee members imposed by the SEC. Under those heightened standards, a director may not serve on the Audit Committee if the director (i) has received any consulting, advisory, or other compensatory fees from us (other than in his or her capacity as a director) or (ii) is affiliated with us or any of our subsidiaries. All Audit Committee members meet the heightened standards. The board has determined that all members of the Audit Committee are considered "audit committee financial experts."

Compensation Committee

The function of the Compensation Committee is to review the salaries, fees, and other benefits of officers and directors and recommend compensation adjustments to the board. The board has determined that each of the members of the Compensation Committee has no material relationship with us and is otherwise independent under the listing requirements of Nasdaq Stock Market, Inc., and the Company's Directors Independence Standards.

In addition, all Compensation Committee members must meet additional independence standards. Under those standards, a director may not serve on the Compensation Committee if the director has received any consulting, advisory, or other compensatory fees from us (other than in his or her capacity as a director). All Compensation Committee members meet the heightened standards.

Compensation Committee members take into consideration performance on both short- and long-term corporate strategy, among other factors, when evaluating executive compensation. The Compensation Committee also considers performance goals that are critical to Company performance. These goals include earnings, system reliability, and customer satisfaction. In addition, the board also considers numerous qualitative performance measures that are critical to our business success, including financial strength, environmental performance, cost containment, business operations, safety and efficiency, and progress on corporate initiatives and projects.

The board has adopted a Compensation Committee Charter, which is posted on our website at www.mgeenergy.com/governance. See "Executive Compensation - Compensation Discussion and Analysis - Role of the Compensation Committee" for further information regarding the role of the Compensation Committee in our executive compensation programs.

Executive Committee

The Executive Committee acts in lieu of the full board and between meetings of the board. The Executive Committee has the powers of the board in the management of our business and affairs, except action with respect to dividends to shareholders, election of principal officers, or the filling of vacancies on the board or committees created by the board. Since our board meets ten times a year, there has not been a need for the Executive Committee to meet or take action.

Director Independence

Our board makes an annual assessment of the independence of our directors under the independence guidelines adopted by Nasdaq Stock Market, Inc. Those guidelines are generally aimed at determining whether a director has a relationship which, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. The guidelines identify certain relationships that are considered to affect independence, such as a current or past employment relationship with us, the receipt by the director or one of his or her family members of compensation in excess of $120,000 from us for other than board or board committee service and commercial relationships exceeding specified dollar thresholds. These guidelines also are reflected in our Corporate Governance Guidelines, which are posted on our website at www.mgeenergy.com/governance and can be found under the caption "Governance."

Our board has determined that Directors Anderson, Berbee, Bugher, Dewey, Hastings, Possin, and Stolper are independent under the Nasdaq Stock Market, Inc., definition of independence and the Company's Directors Independence Standards, which parallel the Nasdaq Stock Market, Inc., definition. In reaching that determination, the board considered certain relationships or arrangements that are described below. In each case, the amounts involved in the transactions between us and our subsidiaries, on the one hand, and the companies with which a director or an immediate family member is associated, on the other hand, fell below the amounts identified in our Corporate Governance Principles and Nasdaq Stock Market, Inc., requirements as being thresholds for concerns about their effect on director independence. Because we provide utility services through our subsidiary, MGE, and many of our directors live in the area served by MGE, many of our directors either directly receive, or are affiliated with entities that receive, utility services from MGE. Similarly, because we and our subsidiaries are active in the community and make substantial charitable contributions in the areas we serve, and many of our directors live in communities served by MGE and are active in those communities, many of our directors are affiliated with charities that receive contributions from us and our subsidiaries. In addition to those relationships and arrangements, our board also considered the information in the following two paragraphs:

Director Dewey is Chief Executive Officer of QTI Management Services, Inc., d/b/a The QTI Group, a human resources and staffing company from which we have procured temporary employment services and nonexecutive consulting services. Payments made by MGE to QTI Management Services, Inc., resulted in less than one-quarter of 1 percent of QTI Management Services, Inc.'s gross annual revenue in 2020, 2019, and 2018, and were considered immaterial under Nasdaq Stock Market, Inc.'s independence guidelines. Our board did not, and does not, believe that such services have affected Director Dewey's independence in addressing matters before the board.

In evaluating Director Stolper's independence, our board considered the past and present employment relationships that his brother and sister-in-law have with Stafford Rosenbaum LLP, a law firm that has provided a variety of legal services to the Company and its subsidiaries for more than 50 years. Director Stolper's brother and sister-in-law were partners in that law firm until their retirement in 2015 and 2016, respectively. Since his retirement, Director Stolper's brother has received retirement payments, which ended in 2020. Since her retirement, Director Stolper's sister-in-law has continued to provide services to the law firm, although she received less than $10,000 for those services in 2020. Director Stolper's election as a director was based upon his accounting and business background and not the indirect relationship with the law firm. Director Stolper has not shared, and does not share, directly or indirectly in any fees received by Stafford Rosenbaum LLP from the Company. Our board did not, and does not, believe that such family relationships have affected Director Stolper's independence in addressing matters before the board.

Related Person Transactions

We have a written policy for the review, approval, or ratification of any transaction with the Company or its subsidiaries involving an amount in excess of $120,000 in which any director, executive officer, nominee for director, or any of their immediate family members had a material interest, as contemplated by Item 404(a) of the SEC's Regulation S-K. Under these policies and procedures, our Audit Committee reviews any transactions identified by our Director Internal Audit based upon information gathered by our Director Internal Audit. Based upon that review, the committee approves, ratifies, or rejects the identified transaction. Information gathered by our Director Internal Audit includes:

•The related person's relationship to the Company and interest in the transaction.

•The material facts of the transaction, including size, time frame, and consideration.

•The manner in which the transaction was procured, including the process used, the persons involved, and the factors considered in entering into the particular transaction.

•The availability of other sources of comparable goods and services.

The purpose of the information is to enable our Audit Committee to perform its review and to consider whether the transaction is on terms that are at least as favorable to the Company as achievable from an unaffiliated third party or, in the case of unique or sole source procurements, whether the transaction is fair to the Company.

Anti-Pledging and Hedging Policies

On January 19, 2018, our board approved a "no pledging" policy that prohibits directors and executive officers from pledging their shares of the Company's common stock to secure indebtedness, including a prohibition against maintaining those shares in a brokerage margin account.

In 2012, our board approved a "no hedging" policy that prohibits directors and executive officers from engaging in any kind of hedging transaction that seeks to reduce or limit that person's economic risk associated with his or her ownership in shares of the Company's common stock.

Code of Ethics

Our Code of Ethics applies to our directors and all of our employees, including our executive officers. A copy of our Code of Ethics is posted on our website at www.mgeenergy.com/governance.

Nonemployee Director Compensation

Directors who are our employees receive no additional fee for service as a director or a committee member. In 2020, nonemployee directors received compensation as shown below.

2020 Director Compensation

Name (a)	Fees Earned or Paid in Cash ($)(1)(2) (b)	Stock Awards ($)(3) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Marcia M. Anderson	$76,500	$52,720	-	-	-	-	$129,220
James G. Berbee	$75,000	$52,720	-	-	-	-	$127,720
Mark D. Bugher	$85,000	$52,720	-	-	-	-	$137,720
Londa J. Dewey	$76,500	$52,720	-	-	-	-	$129,220
F. Curtis Hastings	$89,000	$52,720	-	-	-	-	$141,720
James L. Possin	$89,000	$52,720	-	-	-	-	$141,720
Thomas R. Stolper	$75,000	$52,720	-	-	-	-	$127,720
Gary J. Wolter	$75,000	$52,720	-	-	-	-	$127,720

(1)Consists of the amounts described below under "Cash Compensation."

(2)Includes amounts paid for attending director educational activities.

(3)Units were awarded to each of our directors in January 2020 under our 2013 Director Incentive Plan. The Plan allows for the grant of units tied to changes in the Company's share price and any dividend payments made by the Company during the vesting period applicable to the awarded units. The awards vest annually as to one-third of the units and allow for continued vesting in the event of death, disability, retirement, or immediate vesting due to a change of control. At December 31, 2020, there were three awards outstanding for each director representing 1,794 units, except for Directors Anderson and Berbee each of whom joined our board in 2018 and have three awards representing 1,759 units. The amount shown represents the January 2020 grant date fair value of that award. The awards will be settled in cash which, in the case of the awards granted in January 2020, will be paid during the first quarter of 2023. No shares of stock are issuable, or will be issued, in connection with the awards. The accounting treatment for these awards determines the presentation under applicable SEC disclosure rules.

Cash Compensation

•Attendance Fees: Each nonemployee director received a fee of $1,500 for attendance at board meetings and a fee of $1,500 for attendance at meetings of committees of which that director is a member or to which that director was invited and attended. Directors received $1,500 for each director educational activity they attended.

•Annual Retainer Fee: Each nonemployee director received an annual retainer fee of $45,000.

•Chairmanships: The committee chairperson of the Audit Committee was paid an additional $12,500, the Lead Independent Director (who is also the committee chairperson of the Corporate Governance Committee) was paid an additional $12,500, and the committee chairperson of the Compensation Committee was paid an additional $10,000.

Meeting Attendance

The board met ten times in 2020. Each member of the board attended more than 75 percent of the total number of meetings of the board and the committees on which he or she served.

Policy Regarding Annual Meeting Attendance

Our policy is to encourage our directors to attend the Annual Meeting of Shareholders. One of our directors was excused from attending last year's Annual Meeting due to a scheduling conflict.

Audit Committee Report

Our Audit Committee consists of six directors who are independent as required by the Nasdaq listing standards and applicable SEC rules. Pursuant to the Audit Committee's Charter, the Audit Committee assists our board in fulfilling its oversight responsibilities relating to the integrity of financial reporting and accounting practices; the system of internal controls; the independence of the external auditor; the performance of the internal and external audit processes; and the Company's process for monitoring compliance with laws and regulations. Management is responsible for the preparation of the Company's financial statements and for establishing and maintaining adequate internal financial controls.

Our independent registered public accounting firm for 2020, PricewaterhouseCoopers LLP, has been retained to audit those statements in accordance with professional auditing standards and is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. Their duties and responsibilities are set forth in more detail in the Audit Committee Charter adopted by the board. The Audit Committee Charter is available on our website at www.mgeenergy.com/corpgov.

PricewaterhouseCoopers LLP has served as the Company's independent auditor since 1993. As in prior years, the Audit Committee and management have engaged in a review in connection with the Audit Committee's consideration of whether to recommend that shareholders ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 2021. In that review, the Audit Committee considered both the continued independence of PricewaterhouseCoopers LLP and whether retaining PricewaterhouseCoopers LLP is in the best interests of the Company and its shareholders. In addition to independence, other factors considered by the Audit Committee included:

•PricewaterhouseCoopers LLP's capability and expertise with utility businesses.

•PricewaterhouseCoopers LLP's understanding of our business, accounting policies and practices, and internal control over financial reporting.

•Avoidance of the costs and disruptions, including management time and distractions, associated with bringing onboard a new independent auditor.

Our Audit Committee has issued the following report:

In the course of fulfilling our responsibilities, we have:

•Discussed with the Company's internal auditors and independent registered public accounting firm, PricewaterhouseCoopers LLP, the overall scope, plans and results of their respective audits, with and without the presence of management;

•Reviewed and discussed with management the audited financial statements for the year ended December 31, 2020;

•Discussed with the representatives of PricewaterhouseCoopers LLP all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. This review included a discussion with management and the independent auditor, and consideration of the Company's accounting policies, practices, and estimates, the auditor's evaluation of the quality of the Company's financial reporting, and significant risks the auditor identified;

•Received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding an independent accountant's communications with audit committees concerning independence;

•Discussed with PricewaterhouseCoopers LLP their independence from the Company and management; and

•Considered whether the provision by PricewaterhouseCoopers LLP of non-audit services is compatible with maintaining their independence.

Based on the foregoing, we have recommended to the board that the audited financial statements referred to above be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2020.

Marcia M. Anderson	F. Curtis Hastings
James G. Berbee	James L. Possin (Chair)
Mark D. Bugher	Thomas R. Stolper

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our compensation program is designed to compensate our executives fairly based upon an assessment of compensation available in the marketplace where we compete for executive personnel and our desire to achieve a balance of short-term and long-term rewards for maintaining and improving Company performance and shareholder value. It is administered by our Compensation Committee, which is composed of independent directors. They are assisted by Willis Towers Watson, who the Compensation Committee has hired as an independent compensation consultant.

Our approach to establishing executive compensation is to benchmark periodically the ranges of executive compensation and then to set overall compensation within a competitive market range. Market-based salary ranges are examined for each position, and an executive's positioning within that range is determined by that individual's experience in their position as well as the committee's evaluation of that individual's performance during the year. Our overall executive compensation for 2020 included:

•Base salary;

•Short-term incentive compensation, based upon both objective measures (as shown on pages 31 and 33) and a subjective assessment of annual performance, which in both cases is designed to encourage and reward the accomplishment of goals intended to benefit the Company and its shareholders; and

•Long-term incentive compensation payable in cash based upon the performance of our stock over a five-year period for awards granted prior to 2020, and a three-year period for awards granted in 2020, that is intended to tie a portion of executive compensation more directly to the creation of long-term shareholder value.

Due to its structure, long-term incentive compensation pursuant to our 2006 Performance Unit Plan and 2020 Performance Unit Plan is reported in this proxy statement according to applicable guidelines as stock-based incentives in the various compensation tables that follow; however, no stock is currently issuable or issued under these cash-based long-term incentive arrangements. Prior to shareholder approval of our 2021 Long-Term Incentive Plan in May 2020, we did not have a plan allowing the issuance of stock. Thus, prior to 2021, we did not issue any stock awards, stock options, or restricted stock awards.

Our compensation program is designed to link a significant portion of the compensation of our named executive officers to defined performance standards that promote a balance of the drive for near-term earnings and returns with growth in long-term shareholder value.

We believe our compensation program has assisted us in achieving good performance for our customers, employees, and shareholders. During 2020, we exceeded performance goals related to electric reliability and customer satisfaction targets. In addition, earnings per share in 2020 exceeded our earnings per share target for 2020 by 6 percent (target shown on page 32). At the end of 2020, our annualized total shareholder return over the last five years was 10.86 percent, as shown in the graph on the next page.

Recent Developments

Going forward, we expect to issue awards under the MGE Energy, Inc., 2021 Long-Term Incentive Plan, which shareholders approved at the 2020 Annual Meeting. Under that Plan, eligible employees who are officers or otherwise determined to be key employees may receive awards of

•"Performance units," which entitle the holder to receive a stock or cash payment equal to the value of a designated number of shares of our common stock, plus dividend equivalent payments thereon payable in cash, based upon the achievement of specified performance goals during a performance period set by the Compensation Committee.

•"Restricted units," which entitle the holder to receive a stock payment equal to the value of a designated number of shares of our common stock, plus dividend equivalent payments payable in cash thereon, at the end of a time period set by the Compensation Committee, with the stock payment being subject, in the case of employees, to the Company's tax withholding obligations, and, in the case of non-employee directors, to the director's election to receive up to 25 percent in cash to the extent authorized by the board or set forth in the related award agreement.

•"Restricted stock," which is an award of stock granted subject to restrictions on transfer and possible forfeiture if the conditions for the removal of the restrictions are not met. The restrictions may be based upon the passage of time, or the occurrence of other events, as determined by the Committee.

Non-employee directors may receive awards of restricted units and restricted stock under the Plan but may not receive awards of performance units. The Plan does not allow the grant of stock options or stock appreciation rights.

Awards are subject to vesting provisions providing for 100 percent vesting at the end of the performance period, in the case of performance units, and at the end of the time period, in the case of restricted units and restricted stock, in each case as set by the Compensation Committee in the particular award.

The discussion that follows focuses on our compensation programs that were in effect during 2020, which would include our 2006 Performance Unit Plan and our 2020 Performance Unit Plan. References to "Performance Unit Plans" in that discussion refer to both the 2006 and 2020 Performance Unit Plans.

Cumulative Five-Year Total Return Comparison

(assumes $1,000 invested on 12/31/2015 with dividends reinvested)

Value of Investment at December 31

	2015	2016	2017	2018	2019	2020
MGE Energy, Inc.	$1,000	$1,439	$1,418	$1,377	$1,846	$1,675
Russell 2000	$1,000	$1,213	$1,391	$1,238	$1,553	$1,864
EEI Index *	$1,000	$1,174	$1,312	$1,360	$1,711	$1,691

* The EEI Index measures total shareholder return for the 40 publicly traded U.S. investor-owned electric utilities.

Compensation Objective and Strategy

The principal goal of our compensation program has been to pay our employees, including all of our executive officers, at levels which are:

•Reflective of how well we are achieving our corporate mission as well as realizing both short-term and long-term corporate strategy;

•Consistent with our current financial condition, recent earnings, rates, total shareholder return, and the projected change in the Consumer Price Index;

•Reflective of each individual's performance, experience, and overall actual and potential contribution to our Company; and

•Competitive in the marketplace for similarly situated employees.

Our Compensation Committee strives to administer our compensation programs in a manner that is fair and consistent over time. Through our compensation design (and with the help of the committee's compensation consultant), the committee seeks to:

•Foster an organizational culture to encourage executives to make decisions that create shareholder value within the framework of our corporate objectives;

•Use a clear, simple-to-understand reward design to allow the Company to attract and retain competent management talent necessary to continue to improve the Company's long-term performance;

•Offer employees competitive pay with an additional opportunity to earn enhancements when Company and individual performance exceeds expectations; and

•Support our compensation program with appropriate performance management and communications efforts.

Our compensation program considers performance goals that are critical to our business success. These goals include specific objectives developed by our Compensation Committee with input from our management and Board of Directors. These goals include earnings, system reliability, and customer satisfaction. The committee and board also consider other corporate performance measures, such as debt ratings, cost containment, environmental performance, and management of day-to-day operations as well as individual performance measures.

In addition to its review of external competitive factors, the committee considers internal equity among colleagues in determining compensation levels. Toward this end, the committee also uses the projected increase in the Consumer Price Index as a guideline for the aggregate annual increase in pay for both executives and employees. This means that while the committee considers competitive pay data for specific positions, such data is not the sole factor considered in setting pay levels as the committee believes promoting internal equity helps to provide long-term stability among its senior management.

Our committee believes it is important to place a significant amount of an executive's total compensation at risk in the form of variable pay, including both short-term and long-term incentives, in order to better align the Company's pay packages with the interests of our shareholders and customers. Actual award levels are determined based on a variety of factors examined by the committee, including Company performance, individual performance, and market data. In addition, the board considers progress on long-term corporate strategy and performance in setting incentives under this program.

An additional element of our compensation strategy is to promote a long-term commitment to the Company. As a consequence, while we believe compensation should have a strong performance link, we also believe the Company benefits from creating a team of tenured, seasoned professionals with significant industry experience. To encourage the long-term commitment we seek, the long-term incentive portion of our compensation structure offers awards that vary in value directly with increases and decreases in our stock price and dividends paid to shareholders. The purpose of this long-term compensation mechanism, including vesting requirements and annual grant design, is to promote long-term retention and stability among the senior management team by creating significant potential forfeitures of value for employees who depart for other employment opportunities. The committee believes this approach will appropriately reward our executives while protecting the Company's long-term investment in its executives.

Our Compensation Committee does not believe that our policies and practices with respect to executive and nonexecutive compensation are likely to encourage risk taking outside our established policies, practices, and risk management programs.

Role of the Compensation Committee

Our Compensation Committee is composed of three directors–Mark D. Bugher (Chair), Marcia M. Anderson, and F. Curtis Hastings–all of whom have been determined by our board to be independent directors under Nasdaq Stock Market, Inc., governance requirements. The committee's function is described in its charter, which can be found in the Corporate Governance section of our website at www.mgeenergy.com/governance.

The Compensation Committee, in consultation with its compensation consultant and the other independent directors on our board, determines the amounts and elements of compensation for our executive officers and provides overall guidance for our executive compensation policies and programs. Our independent directors are responsible for the final approval of those recommendations, as they relate to the compensation of our CEO; and our board, including our CEO, is responsible for the final approval of those recommendations as they relate to the compensation of our executive officers other than our CEO.

Under its charter, our Compensation Committee is empowered to retain, compensate, and terminate compensation consultants and other advisors as considered necessary to the accomplishment of its work. Willis Towers Watson was hired as an independent compensation consultant in 2013 to assist the committee with a review and benchmarking of the Company's compensation programs and levels. Willis Towers Watson has provided updates, most recently in 2020. The consultant was hired directly by the committee, and the committee retains full autonomy to direct the consultant's activities. The consultant has no prior relationship with our CEO or any of our Company's senior management. The consultant was determined by the committee to be independent in connection with its original retention, and was redetermined to be independent during 2020, after considering the independence factors prescribed by Nasdaq Stock Market, Inc., in connection with the selection of compensation consultants.

In the process of assisting the committee, the compensation consultant may interact directly with our CEO, Company General Counsel, Chief Financial Officer, head of Human Resources, and their staffs to provide the committee with relevant compensation and performance data for our executives and the Company. In addition, the consultant may seek comment and feedback from specific members of our Company's management to the extent the consultant finds it necessary or desirable to do so.

To arrive at informed decisions, the committee collects and/or considers input from various sources and may invite certain senior executives or non-committee board members to attend committee meetings to discuss executive compensation and individual performance. Subject to the committee's direction, invitees provide additional insight, suggestions, or recommendations regarding compensation decisions. Deliberations generally occur with input from the compensation consultant, management, or other board members. Only independent board members may vote on compensation decisions for the CEO, which are always done without the CEO or any other members of management being present.

The committee also considers the results of the shareholder advisory vote on executive compensation. That vote, which last occurred at our Annual Meeting in 2020, expressed strong approval for our executive compensation programs. As a result, the committee has not changed its basic compensation policies. Shareholders are being asked at this Annual Meeting to consider and vote on a shareholder advisory vote on executive compensation.

Compensation/Benefits Structure

Our compensation and benefits structure involves the following:

•Pay Levels: Determination of the appropriate pay opportunity;

•Pay Mix: Determination of each element of compensation, its purpose and design, and its relationship to the overall pay program; and

•Pay for Performance: Determination of the performance measures and goals used in the pay programs.

Pay Levels

Pay levels for all employees, including our named executive officers, are determined based on a number of factors, including each individual's roles and responsibilities, the projected increase in the Consumer Price Index, the individual's experience and expertise and expected contribution, pay levels for peer positions within the Company, pay levels for similar job functions in the marketplace, and performance of our Company as a whole.

In 2013, the committee asked its compensation consultant to develop an approach and conduct studies to determine "competitive market" compensation. Working with the committee, the compensation consultant identified a peer group for the study, looking at general industry survey data, industry-specific survey data, and information available from published proxy statements. The objective was to identify companies representing the Company's broad labor market for talent while maintaining comparability, having sufficient size to avoid distortions from a single company, and ensuring sufficient and credible data are available. Willis Towers Watson provided updates regarding this peer group to the committee, most recently in 2020.

The industry-specific and general industry survey data are based on companies in the Willis Towers Watson Executive Compensation Database and were not selected by the committee. The survey samples used for the named executive officers are controlled to reflect only organizations of comparable size to the Company in terms of revenues. The industry peer group companies selected by Willis Towers Watson from the database, as updated in 2020, are listed below. The changes in the composition of the peer group reflected mergers and acquisitions involving prior members of the group.

Companies Used for Compensation and Benchmark Purposes
ALLETE, Inc.	Genie Energy Ltd.	Otter Tail Corporation
Atlantic Power Corporation	IdaCorp, Inc.	South Jersey Industries, Inc.
Black Hills Corporation	Northwest Natural Holding Company	Star Group, LP
Chesapeake Utilities Corporation	NorthWestern Corporation	Suburban Propane Partners LP
El Paso Electric Company (1)	Ormat Technologies Inc.	Unitil Corporation
(1) El Paso Electric Co. has been acquired by Infrastructure Investments Fund (IIF), an investment vehicle advised by J.P. Morgan Investment Management Inc.

When reviewing competitive market data, the committee examines the range of market data but does not set a specific targeted percentile as part of its compensation philosophy. An executive's positioning against the competitive labor market is intended to reflect that executive's experience, marketability, and performance over a period of time. While we use benchmarking as described above in determining appropriate compensation ranges, the committee avoids making "automatic" adjustments based on an employee's positioning relative to the market. The committee believes this approach better utilizes competitive data to facilitate rather than drive the Company's pay decisions, which results in appropriate recognition of our top performers.

Depending on whether the Company and individual performance meets expectations, realized total compensation during any given year may be above or below the benchmark compensation levels. The amount and structure of compensation can also vary by executive due to negotiations and competitive pressures inherent in attracting and hiring experienced utility managerial talent in the utilities industry. To help attract and retain such talent, the committee also seeks to provide an appropriate level of employee benefits comparable to those in the utility industry and to publicly traded companies in the state of Wisconsin.

Pay Mix

Our compensation program consists of each of the following components:

•Base Salaries

We pay base salaries to assure management with a level of fixed compensation at competitive levels to reflect their professional skills, responsibilities, and performance in order to attract and retain key executives. We adjust base salaries taking into consideration changes in the market, changes in responsibilities, and performance against job expectations. We also consider the nature of the position, responsibilities, skills, and experience of the officer, and his or her past performance. The committee and board also consider expectations with respect to the economic and regulatory climate at the time of review.

•Short-Term Incentives

Our executive officers, including the named executive officers, are partially compensated through annual short-term incentives or bonuses. The incentives are based on objective metric-specific targets, a subjective assessment of overall corporate performance, and a subjective assessment of individual performance. The program is structured to allow payments in excess of the target bonus amount in the event of performance exceeding the target levels, subject to an overall individual limit of 150 percent of the target. This element of compensation provides executive officers with the opportunity for annual cash bonuses tied directly to the achievement of the Company and individual performance goals. The committee and board encourage executive officers to achieve superior annual performance on key financial, strategic, and operational goals. The board recognizes that not every opportunity or threat that may present itself over the course of the year can be anticipated when the goals for the year are established. The board expects management to be attentive to finding opportunities and aggressive in addressing unanticipated problems. Consequently, in order to address these situations, the board does not tie all bonus compensation to a predetermined formula.

The board also recognizes that making decisions takes judgment to balance the interests of various constituencies. Exclusively adopting formula incentives without some flexibility may discourage needed adjustments during the year and could have unanticipated consequences. The board recognizes that success in some areas is not quantifiable and requires the board to weigh the overall outcomes. The board encourages management to take a long-term focus and reserves the right to assess how well management exercises judgment in the running of the business.

The components that make up the target bonus opportunity are shown below:

➢40 percent upon the achievement of objective targets.

As described in more detail under "2020 Executive Compensation Determination - 2020 Short-Term Incentives," the objective targets consist of earnings per share, customer satisfaction, and service reliability. Our committee and board believe these matters are important goals and represent our twin objectives of achieving value for our shareholders and customers.

➢30 percent upon a subjective assessment of the degree of achievement of specified corporate goals.

The specific corporate goals consist of accomplishments the board deems important. For example, in addition to reviewing earnings per share, customer satisfaction, and service reliability, the following measures are reviewed by the board in assessing management:

•Maintains or improves culture of environmental stewardship.

oIncludes preparing the Corporate Responsibility and Sustainability Report every year that is reviewed by the board.

•Advances "Energy 2030" framework and "Net-carbon zero by 2050" goals.

•Maintains top position for debt ratings relative to other combination investor-owned utilities from the rating agencies.

•Promotes and improves a diverse, equitable, and inclusive workplace.

•Provides continued dividend growth.

•Maintains or improves safety culture.

•Provides a culture that attracts and motivates a high-performing workforce.

oEngages and supports employees through change.

•Implements important projects and meets project milestones.

•Maintains and enhances position as community energy company.

•Upholds compliance with regulatory requirements.

•Addresses legislative and regulatory matters.

•Implements cost-containment measures.

•Supports management of day-to-day operations.

•Handles unanticipated problems, threats, or crises.

•Seeks out and pursues unanticipated opportunities.

•Manages capital.

•Manages short-term and long-term corporate risks.

As part of assessing the degree of achievement in this component, the Chair/CEO reviews information with the Board of Directors on how Company activities, initiatives, and programs have advanced all of the above goals over the year. His review includes information on how the Company has advanced overall corporate strategies.

➢30 percent upon a subjective assessment of the degree of achievement of specified individual goals.

The final component of short-term incentive compensation reflects individual performance. The individual performance goals are based on the goals of the division run by that officer and on personal improvement goals for that officer. Achievement of performance goals for executive officers other than the CEO is judged by the CEO in consultation with the committee and board. Among other things, these goals may include division safety goals, projects within the division, and appropriate metrics for the division. It is expected that individual performance goals will support the broader corporate goals and officers will be measured by their contributions to the broader team effort. The board does not expect the payout percentage against target to vary significantly between named executive officers because of the team approach encouraged by the board.

•Long-Term Incentives

We currently have cash long-term incentive plans (the Performance Unit Plans) under which selected executives of the Company are eligible to receive units, representing the right to receive a cash payment upon settlement, subject to meeting vesting and/or performance requirements. The awards allow participants who retire from the Company during the term of an award to receive full vesting credit with respect to any awarded units so long as the participant does not compete with the Company following retirement. The awards will also continue to vest in the event of the executive's death, disability, or change in control. No stock is issued under the Performance Unit Plans.

Our committee believes that combining the annual bonus awards and the performance unit awards provides appropriate short- and long-term incentives to perform while creating additional and necessary retention for our key executives. While cash settled awards under the Performance Unit Plans have been an important element, the adoption of the MGE Energy's 2021 Long-term Incentive Plan will allow both cash-based and stock-based incentives. Starting in 2021, no further awards are expected to be made under the Performance Unit Plans. Cash-settled awards are accounted for differently, and potentially less favorably during the vesting period to the Company, than stock-based awards.

The annual grants under the Performance Unit Plans were reviewed and recommended by the committee and approved by our Company's independent directors. The grant date for these annual awards occurred on the meeting date at which the grants were approved or a designated date subsequent to the meeting. Payment under the awards generally occurs shortly after the end of the vesting and/or performance periods. Administration of the awards is managed by our internal Human Resources and Finance departments, and specific instructions related to timing of grants are given directly from the committee.

•Other Benefits

As Company employees, our named executive officers are eligible to participate in all of the broad-based, Company-sponsored benefits programs on the same basis as other full-time salaried employees. These include the Company's health and welfare benefits (e.g., medical/dental plans, disability plans, life insurance, etc.). Certain executives participate in the Company's pension plan and all participate in 401(k) retirement plans.

The Company also offers certain executives, including the named executive officers except for C. A. Renlund and J. Bushek, supplemental retirement benefits under individual income continuation agreements. Retirement benefits under the agreements supplement benefits from the qualified pension plan (Retirement Plan). The benefit formulas are outlined below in the Pension Benefits Table.

Executives hired after December 31, 2006, are not eligible to participate in the Retirement Plan, but do participate, like all employees hired after December 31, 2006, in a 401(k) retirement plan. C. A. Renlund and J. Bushek were hired after December 31, 2006, and participate in that 401(k) plan. As a further inducement to those executives, we have entered into defined contribution supplemental retirement agreements. See "Nonqualified Deferred Compensation Table" for a description of those agreements.

2020 Executive Compensation Determination

For 2020, these pay-mix components reflected the following decisions and determinations:

•2020 Base Salaries

For 2020, the adjustment of named executive officer base salaries reflects a combination of annual adjustments and increased salaries due to promotions and the assumption of additional duties and responsibilities. When adjusting base salaries on an annual basis or in the event of organizational realignment, due to promotions or retirements, we take into consideration the external market, changes in responsibilities, and performance against job expectations. We also consider skills and experience of the named executive officer and his or her past performance. Additionally, expectations with respect to the economy and regulatory climate at the time of the review are considered.

•2020 Short-Term Incentives

The size of the 2020 short-term incentive pool at the target level of named executive officer performance was $1,020,400, an increase of $251,427 from the amount of that pool for 2019. The increase reflects the increase in the number of named executive officers from five in 2019 to six in 2020 and their associated base salary. The pool size, as a percentage of base salary, increased from 2019 to 2020 for the named executive officers. The CEO's target percentage increased from 50 percent to 55 percent, and the named executive officers' targets increased from a range of 25 percent to 40 percent to a range of 35 percent to 45 percent. The increases reflected the Committee's determination that incentive opportunities should be increased for 2020 to encourage the achievement of goals after reviewing market benchmark data. The actual aggregate payouts to the named executive officers for 2020 were $1,238,473, which was 121 percent of the incentive pool at the target level of performance and 81 percent of the incentive pool at the maximum level of performance.

For 2020, the target bonus amount for our CEO was set at 55 percent and the remaining named executive officers was set at 35 to 45 percent of annualized base pay at December 31, 2020. The actual award may be above or below the target, with the maximum equal to 150 percent of the target. In assessing the short-term incentive payout for the CEO versus the targeted levels, we took into consideration the strong overall performance level of the Company in 2020, which is discussed below. The actual payout for the CEO was 125 percent of the target amount and 83 percent of the maximum opportunity set for 2020.

The three components that make up the target bonus opportunity–objective targets, subjective assessment of the achievement of specified corporate goals, and subjective assessment of the achievement of individual goals–are discussed below and on the following pages:

➢Metric-Specific Targets (40 percent at targeted level of performance)

Consistent with the approach used in recent years, the committee, in consultation with Willis Towers Watson, developed objective targets for 2020 based on earnings per share, customer satisfaction ratings, and service reliability. Those targets are shown on the next page. Actual payouts for the named executive officers reflected an assessment that performance exceeded the target level of performance, resulting in a payout equal to 49.684 percent of the overall incentive pool versus a targeted level of 40 percent.

Metric-Specific Targets - 40 Percent at Targeted Level of Performance
Goals	Percent of Overall Incentive Pool at Target Performance	Required Level of Performance(1)			Actual	Percent of Overall Incentive Pool at Actual Performance
		Threshold	Target	Maximum
Earnings Per Share	20%	$2.21	$2.46	$2.71	$2.60	25.600%
Customer Satisfaction Ratings:
Overall satisfaction rating in annual customer survey for residential customers (2)	5%	4.10	4.40	4.70	4.66	7.167%
Overall satisfaction rating in annual customer survey for commercial customers (2)	5%	4.10	4.40	4.70	4.57	6.417%
Service Reliability:
Electric reliability (average of SAIFI and SAIDI reported in national survey based on 2019 results) (3)	5%	Top-half	Top-quartile	Top-decile	Top-decile	7.500%
Gas system response time (average response time for Priority 1 calls) (4)	5%	18.5 minutes	16.5 minutes	14.5 minutes	18.10 minutes	3.000%
Total	40%	-	-	-	-	49.684%

(1)Incentive paid at 50 percent of Target at the Threshold level, 100 percent at the Target level, and 150 percent of Target at the Maximum level.

(2)Scale of 1 to 5 with 1 being very dissatisfied and 5 being very satisfied. The survey was conducted during 2020 by an independent market research firm.

(3)SAIFI (System Average Interruption Frequency Index) is an industry recognized measure defined by the Institute of Electrical and Electronic Engineers (IEEE) as the number of outages a typical customer experiences in a year. SAIDI (System Average Interruption Duration Index) is an industry recognized measure defined by the IEEE as the length of time a typical customer experiences a loss of service annually. The survey results exclude major events such as major storm events.

(4)Total gas response time minutes divided by total gas responses.

➢Other Corporate Goals (30 percent at targeted level of performance)

For 2020, the committee and board determined that management's performance on the measures discussed under "Pay Mix - Short-Term Incentives" above will be compensated at 35 percent versus the target level of 30 percent. All named executive officers are compensated at the same percentage of target for the Other Corporate Goals category because of the interrelated nature of these items amongst the officers. We believe this encourages a team approach. In considering the decision, our committee and board took into account the following management and Company achievements:

•Achieved a top position for debt credit ratings again in 2020.

•Raised its dividend rate for the 45th consecutive year.

•Continued to benefit shareholders and customers with cost-containment efforts.

•Completed construction of several solar projects including the 50 MW Two Creeks Solar project for $65 million, the 9 MW solar facility at the Dane County Airport for $15 million, and the 5 MW solar installation at Morey Airport for $8 million.

•Enterprise Forward - Wave 2 of the project consisting of Customer Care Billing, Meter Data Management and Short Cycle Mobile Work Management progressed through major milestones and is positioned for a summer 2021 go-live.

•Successfully transitioned to a 100 percent off-site work environment, due to COVID-19, while maintaining all services and applicable deadlines; performed cross training within the departments in preparation for potential long-term illnesses.

•Created a COVID-19 Response and Planning Team to analyze federal, state, and county orders and guidance to assess and implement compliance requirements; established protocols for field workforce to limit the potential for viral spread, acquiring appropriate personal protective equipment.

•Continue to expand and tune our cyber security capabilities by continuing to focus on training for all employees.

•Successfully completed the largest public stock offering ($80M) in the company's history.

•2019 EEI Electric Reliability rankings (out of over 81 reporting companies) = 2nd in performance on SAIFI and 3rd in performance on SAIDI; MGE has finished in the top 3 for SAIFI, for 13 years in row.

•Worked with Dr. Tracey Holloway with Nelson Institute to have UW-Madison evaluate MGE's goals of net-zero carbon electricity by 2050.

•Negotiated a successful 2021 rate case settlement with no increase in electric rates and a modest gas rate increase while maintaining existing return on equity and capital structure.

•Enhanced communications with customers and developed community partnerships.

•Gas Operations completed the installation of over 380,000 feet (72 miles) of new and replacement main and service pipe in the last 12 months.

•Received PSCW approval and began construction of a 20 MW O'Brien solar project and filed with the PSCW for an 8 MW solar project under the Renewable Energy Rider program.

•Advanced Energy 2030 framework and efforts to achieve carbon emissions reduction goals under 2030 and 2050.

•Earned Green Masters Designation for a 7th year in a row.

•Expanded Charge at Home Program and public charging programs.

➢Individual Performance Goals (30 percent at targeted level of performance)

When determining the CEO's individual performance percentage for 2020, we considered the Company's strong performance against the metrics-driven targets discussed above, such as record earnings and continued top-decile performance in electric reliability, as well as the subjective assessment of management's overall performance against other measures identified by the board. As a result, our CEO will be compensated at 40 percent versus the target level of 30 percent for his individual performance. Similar considerations were taken into account for the remaining named executive officers, including the strong financial performance of the Company and the degree of accomplishment of individual goals within their respective functions. The remaining named executive officers will be compensated between 32 and 38 percent for their individual performance.

•2020 Long-Term Incentives

In 2020, we issued unit awards under the 2020 Performance Unit Plan that are intended to align long-term compensation incentives with shareholder's interests. Each unit represents the right to receive in cash, at the end of a three-year vesting period, equal to the value of a share of our stock plus dividend equivalents. Each award consists of equal amounts of restricted units and performance units:

•Restricted units are time-based awards that vest 100 percent on December 31, 2022.

•Performance units are performance-based awards whose pay-out depends on the achievement of specified performance and market measures over a three-year performance period ending December 31, 2022. The number of units ultimately earned will range between 0 and 200 percent of the performance units initially granted for which:

oUp to 150 percent is based on the achievement of average return on equity weighted based on outstanding equity during the performance period and cumulative earnings per share over that three-year period, which constitute the performance measures; and

oAn additional 50 percent is based on the achievement of a total shareholder return (stock price changes and dividends over that three-year period) relative to the total shareholder return of the Edison Electric Institute (EEI) Index companies, which constitutes the market measure.

The two performance measures are equally weighted and were set at the outset of the COVID-19 pandemic to be moderately difficult to achieve. Each performance measure is measured using a threshold, target, and maximum level of 50 percent, 100 percent, and 150 percent, with performance below threshold resulting in no contribution of that measure to aggregate performance measures. Our board retained limited rights to adjust the measures for circumstances beyond the control of management; however, no such adjustments have been made since the issuance of the awards.

Market performance accounts for up to 50 percent of the award target. If the Company's relative total shareholder return compared to the EEI index companies is at or below 50 percent, between 50 to 75 percent, or at or above 75 percent, the numbers of units earned will be 0 percent, 25 percent, and 50 percent of the initial units granted, respectively.

The total number of performance units ultimately settled shall equal the percentage achievement of the performance measures plus the percentage achievement of the market measure, multiplied by the initial number of performance units granted.

For 2020, our CEO was granted aggregate restricted and performance units equal to 70 percent of base salary while the remaining named executive officers were granted aggregate restricted and performance units equal to 35 percent to 50 percent of base salary. Granted units were valued at the grant date price of a share of our stock plus estimated dividends over the three-year period ending December 31, 2022.

Clawback Policy

The Company has a policy on Recoupment of Incentive Compensation, or clawback policy, providing for the recovery of previously paid incentive compensation to the extent there has been a subsequent financial statement restatement or fraudulent activity or other intentional misconduct that resulted in a material violation of federal or state law or a material violation of the Company's Code of Ethics and the incentive compensation would have been lower had it been calculated based upon the factors above. The Compensation Committee is responsible for making all determinations with respect to the application or operation of the policy. The policy is being applied prospectively and will not apply to, or affect, any incentive compensation paid or payable in respect of fiscal years prior to January 1, 2018. Also, the policy will not apply to cash payments in respect of time-based units granted under the 2006 Performance Unit Plan. On February 21, 2020, the clawback policy was amended to include awards under the 2020 Performance Unit Plan that are based upon the achievement of performance goals.

Post-Termination Compensation

The Company recognizes that, as with any public company, it is possible that a change in control of the Company may take place in the future. The Company also recognizes the threat or occurrence of a change in control can result in significant distractions of key management personnel because of the uncertainties inherent in such a situation. The Company also believes that it is essential and in the best interests of its shareholders to retain the services of its key management personnel in the event of a threat or occurrence of a change in control and to ensure their continued dedication and efforts in such event. In keeping with this belief and its objective of retaining and motivating highly talented individuals to fill key positions, the Company has entered into severance agreements with all of the named executive officers.

The severance agreements guarantee the named executive officers specific payments and benefits upon termination of employment as a result of change in control of the Company or if the employee voluntarily terminates employment within a specified period following a change in control. Effective December 30, 2010, these agreements were amended to limit the payments under those agreements as well as to eliminate a provision that required the Company to "gross-up" the executive for any excise tax due as a result of the change in control payments. Additional details of the terms of the change in control agreements are provided below in the "Potential Payments on Employment Termination or Change in Control" section of this proxy statement.

Impact of Tax and Accounting on Compensation Decisions

As a general matter, the committee considers the various tax and accounting implications of compensation vehicles employed by the Company. As previously mentioned, cash-settled performance unit awards based on the Company's share price may carry accounting charges that differ from similar stock-based awards.

Compensation Committee Report

The Compensation Committee of the Board of Directors of MGE Energy oversees the Company's compensation program on behalf of the board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the "Executive Compensation - Compensation Discussion and Analysis" set forth in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the board that the "Executive Compensation - Compensation Discussion and Analysis" be included in this proxy statement, which is incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Marcia M. Anderson

Mark D. Bugher (Chair)

F. Curtis Hastings

2020 Summary Compensation Table

Shown below, in the table format prescribed by the SEC, are the elements of compensation paid or earned by our CEO, our CFOs, and our three most highly compensated executive officers (other than our CEO and CFOs) during the past fiscal year. As described in the preceding "Executive Compensation - Compensation Discussion and Analysis," that compensation includes, among other things, base salary, shown in the "Salary" column; annual bonus awards (short-term incentives), shown in the "Bonus" column; and the cash-based awards under the Performance Unit Plans (long-term incentives), shown in the "Stock Awards" column. Awards under the Performance Unit Plans through 2020 are ultimately paid in cash, and not stock, their ongoing value is derivative of movements in the price of our common stock. The performance unit portion of the 2020 Award will be valued at settlement based on performance measures for earnings per share, return on equity and relative total shareholder return. As required by SEC rules, the amount shown in the "Stock Awards" column reflects the grant date fair value for the awards made in the indicated years to each of those officers under the Performance Unit Plans.

2020 Summary Compensation Table

Name and Principal Position (1) (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($)(6) (j)
Jeffrey M. Keebler	2020	620,000	432,027	420,052	-	-	1,230,148	8,886	2,711,113
Chairman, President, and	2019	591,667	412,425	345,015	-	-	1,023,169	8,736	2,381,012
Chief Executive Officer (PEO)	2018	520,837	411,125	285,032	-	-	276,026	8,586	1,501,606

Jeffrey C. Newman	2020	411,073	229,530	200,994	-	-	3,115,073	288,442	4,245,112
Executive Vice President (PFO)	2019	396,550	220,895	154,520	-	-	953,003	8,736	1,733,704
	2018	382,509	220,935	150,043	-	-	134,049	8,586	896,122

Jared J. Bushek	2020	253,609	126,791	86,490	-	-	4,199	34,975	506,064
Vice President Finance, Chief	2019	-	-	-	-	-	-	-	-
Information Officer and	2018	-	-	-	-	-	-	-	-
Treasurer (PFO)

Lynn K. Hobbie	2020	326,211	181,858	159,968	-	-	957,591	8,886	1,634,514
Executive Vice President	2019	316,210	175,866	123,601	-	-	888,671	8,736	1,513,084
Marketing Communications	2018	306,008	175,512	120,059	-	-	165,818	8,586	775,983

Cari Anne Renlund	2020	317,667	157,469	135,170	-	-	-	37,557	647,863
Vice President General	2019	295,533	143,442	100,163	-	-	-	36,196	575,334
Counsel and Secretary	2018	282,334	142,142	96,270	-	-	-	34,894	555,640

Tamara J. Johnson	2020	253,092	110,798	86,338	-	-	459,382	4,624	914,234
Vice President Accounting	2019	-	-	-	-	-	-	-	-
and Controller	2018	-	-	-	-	-	-	-	-

(1)Principal Position. The table reflects the principal position held by the named executive officer as of December 31, 2020. Effective October 1, 2018, J. Keebler assumed the role of Chairman of the Board, in addition to President and CEO, as part of a previously announced management succession plan. As part of a previously announced planned succession, J. Newman retired on December 31, 2020. As of January 1, 2020, he was Executive Vice President, Chief Financial Officer, Secretary and Treasurer and as of September 1, 2020, assumed the role Executive Vice President, the position from which he retired. J. Bushek served in role of Assistant Vice President, Chief Information Officer until March 1, 2020, when he was named Vice President Finance, and Chief Information Officer and as of September 1, 2020, he was named Vice President Finance, Chief Information Officer and Treasurer and also assumed the role of Chief Financial Officer. From January 1, 2020, to August 31, 2020, C. A. Renlund was Vice President and General Counsel until September 1, 2020, when she was also named Secretary. T. Johnson is a named executive officer beginning in 2020. She was Assistant Vice President and Controller until March 1, 2020, at which time she was named Vice President Accounting and Controller and as of September 1, 2020, she assumed the role of Chief Accounting Officer.

(2)Stock Awards. The amounts in this column reflect the grant date fair value of the cash-based, time-based, and performance unit awards made to the named executive officers under our Performance Unit Plans. Under the Performance Unit Plans, an award was made to each named executive officer in 2018, 2019, and 2020. The Performance Unit Plans are described above under "Compensation/Benefits Structure - Pay Mix - Long-Term Incentives." The determination of the grant date fair value of the 2020 awards is described in the "2020 Grants of Plan-Based Awards Table." The vesting applicable to awards under the Performance Unit Plans is described in the "Outstanding Equity Awards at December 31, 2020," table. As noted, no shares of stock are issuable or issued in connection with these awards.

(3)Option Awards. During 2018, 2019, and 2020, we did not have any stock option plans.

(4)Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts shown in these entries reflect the change in actuarial present values of a named executive officer's respective accumulated benefits under our Retirement Plan and income continuation agreements and the above-market earnings on nonqualified deferred compensation.

We are required to calculate the change in pension value by using the same discount rate assumption used for financial reporting purposes. The discount rate methodology calculates the interest and service cost components of each plan's expense in the future. This results in an effective discount rate for each named executive officer for the Pension Plan and income continuation agreement that is based on the participant-specific cash flows as applied to the December 31, 2020 Prudential Above Mean curve. In 2020, the discount rate by participant ranges from 2.53 percent to 3.17 percent for both the Pension Plan and income continuation agreements; in 2019, the similar range was higher at 3.33 percent to 3.73 percent. Except for J. Newman, the change in the present value of pension benefits was greater than the prior year for multiple reasons, with the primary reason being the significant decrease in discount rates, which has the effect of increasing the pension value and the related change. For J. Newman, the primary reason for the increase in the present value was to reflect his actual retirement age of 58 versus the anticipated retirement age of 65 in the prior year's disclosure. The change in pension values represents the present values of future retirement benefits and does not represent cash transactions made to the named executive officers during 2020 or in prior years. The change in the actuarial present value of accumulated pension benefits in 2020 are $1,213,448 for J. Keebler, $3,082,313 for J. Newman, $957,591 for L. Hobbie, and $454,052 for T. Johnson. Above-market earnings on nonqualified deferred compensation in 2020 are $16,700 for J. Keebler, $32,760 for J. Newman, $4,199 for J. Bushek, and $5,330 for T. Johnson.

There is no amount for J. Bushek and C. A. Renlund as they were hired subsequent to December 31, 2006, when the Retirement Plan was replaced by a 401(k) retirement plan for employees hired after that date J. Bushek and C. A. Renlund are covered under a separate nonqualified defined contribution retirement agreement reflected in the "All Other Compensation" column and described in the "2020 Nonqualified Deferred Compensation Table."

(5)All Other Compensation. Amounts shown for all other compensation for each named executive officer include Company contributions to a 401(k) defined contribution plan and a long-term disability premium reimbursement for low sick leave usage. 401(k) contribution amounts are $8,550 for J. Keebler, J. Newman, and L. Hobbie; $25,650 for J. Bushek and C. A. Renlund; and $4,569 for T. Johnson. All other compensation includes an employer allocation of $8,990 for J. Bushek and $11,571 for C. A. Renlund as specified under a nonqualified defined contribution retirement agreement. J. Newman's amount also includes pay for unused vacation at retirement of $79,556 and $200,000 as a retention bonus for continued employment pursuant to an agreement entered into with MGE in 2017.

(6)W-2 Compensation. The calculation of the Total column as shown in the 2020 Summary Compensation Table above includes items driven by accounting and actuarial assumptions, which, depending on external factors such as interest rates, vary substantially from year to year. As a result, total compensation shown in the table for the named executive officers differs substantially from the compensation reported on their respective Internal Revenue Service Form W-2s for a particular year. As a supplement to the table above, the table below shows compensation reported for each named executive officer on their Internal Revenue Service Form W-2s for years covered by this disclosure. These amounts are not a substitute for the amounts reported as total compensation in the 2020 Summary Compensation Table.

	Compensation Reported on IRS Form W-2
Name	2020	2019	2018
Jeffrey M. Keebler	$1,030,387	$995,642	$870,645
Jeffrey C. Newman	$1,001,698	$679,510	$669,312
Jared J. Bushek	$318,827	-	-
Lynn K. Hobbie	$595,647	$566,227	$562,502
Cari Anne Renlund	$440,419	$416,786	$399,184
Tamara J. Johnson	$199,927	-	-

2020 Grants of Plan-Based Awards Table

Name (a)	Grant Date (b)	Estimated Future Payouts Under Equity Incentive Plan Awards Threshold (#) 50% (f)	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#) 100% (g)	Estimated Future Payouts Under Equity Incentive Plan Awards Maximum (#) 200% (h)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Jeffrey M. Keebler (PEO)	04/17/2020 (1)	1,372	2,744	5,488		210,026
	04/17/2020 (2)				2,744	210,026
Jeffrey C. Newman (PFO)	04/17/2020 (1)	657	1,313	2,626		100,497
	04/17/2020 (2)				1,313	100,497
Jared J. Bushek (PFO)	04/17/2020 (1)	283	565	1,130		43,245
	04/17/2020 (2)				565	43,245
Lynn K. Hobbie	04/17/2020 (1)	523	1,045	2,090		79,984
	04/17/2020 (2)				1,045	79,984
Cari Anne Renlund	04/17/2020 (1)	442	883	1,766		67,585
	04/17/2020 (2)				883	67,585
Tamara J. Johnson	04/17/2020 (1)	282	564	1,128		43,169
	04/17/2020 (2)				564	43,169

(1)The amounts show the threshold, target, and maximum payouts for grants of performance units that were awarded in 2020 to the named executive officers under our 2020 Performance Unit Plan. Performance units are dependent on the level of achievement of the performance conditions described more fully under "Compensation Discussion and Analysis," with each individual having the opportunity to earn from 0 percent to 200 percent of the target performance share award based on the level of achievement. The grant date fair value was determined by the Company's closing share price of $72.31 on the date of the grant, plus an annual dividend rate of $1.41 for the three-year term of the award.

(2)The amounts shown represent the number of restricted stock units that were awarded in 2020 to the named executive officers under our 2020 Performance Unit Plan as described more fully below. For the restricted stock units, the grant date fair value was determined by the Company's closing share price of $72.31 on the date of the grant, plus an annual dividend rate of $1.41 for the three-year term of the award.

We have a cash-based long-term incentive plan, known as the 2020 Performance Unit Plan, under which certain key executives of the Company may be awarded performance units and restricted units, whose value is tied to changes in the Company's share price and any dividend payments made by the Company during the vesting period applicable to the awarded units. Performance and restricted units are settled by the Company in cash. Because the value of the awards is derivative of the value of our common stock, the awards are accounted for much the same as stock-based awards. That accounting also determines the presentation under applicable SEC disclosure rules, including the tables presented above and below. No shares of stock are issuable or issued pursuant to the awards.

The 2020 awards under the 2020 Performance Unit Plan vest on a three-year cliff vesting period. In the event of a bona fide retirement, not followed by work for a competitor, the executive will receive full vesting credit for each outstanding award. The awards vest 100 percent on the occurrence of a change in control. See "Potential Payments on Employment Termination or Change in Control" below.

For 2020, the Company made awards under the 2020 Performance Unit Plan of 70 percent for the CEO and between 35 to 50 percent for each other named executive officer of each executive's base salary as determined on the date of the grant. Award values are based on the Company's current share price plus projected dividend payments to be received over the three-year term of the award.

Actual value of Units upon settlement may increase or decrease from the targeted values shown in the table based upon changes in the Company's share price and any changes in the actual dividends declared over the three-year term of the awards.

Outstanding Equity Awards at December 31, 2020

		Stock Awards
Name (a)	Year	Number of Shares or Units of Stock That Have Not Vested (#) (1) (2) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h) (4))	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2) (3) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3) (4)) (j)
Jeffrey M. Keebler (PEO)	2017 (5)	804	62,254	-	-
	2018 (5)	1,840	142,471	-	-
	2019 (5)	4,843	374,993	-	-
	2020	2,744	204,346	4,116	306,519

Jeffrey C. Newman (PFO)	2017 (5)	-	-	-	-
	2018 (5)	-	-	-	-
	2019 (5)	-	-	-	-
	2020	-	-	-	-

Jared J. Bushek (PFO)	2017 (5)	148	11,429	-	-
	2018 (5)	351	27,193	-	-
	2019 (5)	794	61,479	-	-
	2020	565	42,076	848	63,113

Lynn K. Hobbie	2017 (5)	-	-	-	-
	2018 (5)	-	-	-	-
	2019 (5)	-	-	-	-
	2020	-	-	-	-

Cari Anne Renlund	2017 (5)	272	21,030	-	-
	2018 (5)	622	48,161	-	-
	2019 (5)	1,406	108,867	-	-
	2020	883	65,757	1,325	98,636

Tamara J. Johnson	2017 (5)	144	11,134	-	-
	2018 (5)	342	26,512	-	-
	2019 (5)	782	60,550	-	-
	2020	564	42,001	846	63,002

Identification letters in the above columns conform to the prescribed disclosure format. Columns without entries have been eliminated to improve readability of the table.

(1)This table reflects outstanding time-based unit awards made under our 2006 and 2020 Performance Unit Plans, which will ultimately be paid in cash. As described under "Compensation Discussion and Analysis," pay-outs under these awards are subject to the passage of time. At December 31, 2020, each named executive officer had four awards currently outstanding under the Performance Unit Plan. Those awards vest as shown below.

	Vests 60%	Vests 80%	Vests 100%
2017 award*	December 31, 2019	December 31, 2020	December 31, 2021
2018 award*	December 31, 2020	December 31, 2021	December 31, 2022
2019 award*	December 31, 2021	December 31, 2022	December 31, 2023
2020 award**	-	-	December 31, 2022

* Time-based award made under the 2006 Performance Unit Plan

** Time-based award made under the 2020 Performance Unit Plan

(2)The awards provide for continued vesting in the event of a bona fide retirement on or after age 55 and following ten or more years of service as an MGE officer. Based on age and years of service as an MGE officer, J. Newman and L. Hobbie qualify for such continued vesting. Therefore, as of December 31, 2020, all outstanding awards for J. Newman and L. Hobbie are deemed vested for purposes of this table.

(3)Reflects outstanding performance unit awards made under our 2020 Performance Unit Plan, which will ultimately be paid in cash. As described under "Compensation Discussion and Analysis," pay-outs under these awards are subject to the achievement of specified performance metrics, these awards fully vest on December 31, 2022. The values in the table assume maximum level performance for performance units based on earnings per share and return on equity and target level performance for performance units based on the Company's relative total shareholder return.

(4)The market value shown for the units composing each of the awards is based on the closing price of our common stock on December 31, 2020, plus the projected, undiscounted value of the dividends to be earned during the remaining term of the award based on the dividend rate of $1.48 per share as of December 31, 2020.

(5)In prior years, the time-based unit awards granted under the 2006 Performance Unit Plan were presented in column (i) and (j) in the above table. Those units were moved to column (g) and (h) to conform to the presentation of the awards under the 2020 Performance Unit Plan, which presentation shows time-based awards in column (g) and performance-based awards in column (i). The change in presentation did not change the numbers shown in the table.

2020 Option Exercises and Stock Vested

	Stock Awards
Name (a)	Long-Term Equity Awards (1)	Number of Shares Acquired on Vesting (#)(2) (d)	Value Realized on Vesting ($)(3) (e)
Jeffrey M. Keebler (PEO)	Performance Units	-	-
	Time-Based Units	3,881	300,490
Jeffrey C. Newman (PFO)	Performance Units	1,313	117,028
	Time-Based Units	1,313	97,779
Jared J. Bushek (PFO)	Performance Units	-	-
	Time-Based Units	853	66,017
Lynn K. Hobbie	Performance Units	1,045	93,141
	Time-Based Units	1,045	77,821
Cari Anne Renlund	Performance Units	-	-
	Time-Based Units	1,469	113,714
Tamara J. Johnson	Performance Units	-	-
	Time-Based Units	831	64,360

Identification letters in the above columns conform to the prescribed disclosure format. Columns without entries have been eliminated to improve readability of the table.

(1)Time-Based Award include all units issued under our 2006 Performance Unit Plan and restricted units issued under our 2020 Performance Unit Plan.

(2)This table reflects awards under our Performance Unit Plans that vested during 2020, and ultimately are paid in cash upon the conclusion of a five-year performance period, in the case of our 2006 Performance Unit Plan or a three-year performance period, in the case of our 2020 Performance Unit Plan. See note (2) to the Outstanding Equity Awards at December 31, 2020, table for information regarding vesting retirement eligible employees. For the purposes of this table, the awards granted to J. Newman and L. Hobbie are shown to have vested upon grant due to retirement eligibility.

(3)The amounts in this column reflect the dollars vested during 2020 under the Performance Unit Plans. For the time-based units granted under the 2006 Performance Unit Plan in 2016, 2017, and 2018 and the 2020 Performance Unit Plan in 2020 the amounts were calculated by multiplying the number of units shown in Column (d) by the sum of the market price of our stock on the vesting date for those units, plus dividends at the rate in effect on the vesting date for the five-year period for awards under the 2006 Performance Unit Plan and three-year period for awards under the 2020 Performance Unit Plan. For the performance units granted under the 2020 Performance Unit Plan the amounts were calculated by multiplying the number of units by the fair market value of $89.13.

2020 Pension Benefits Table

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During 2020 (e)
Jeffrey M. Keebler	Retirement Plan	26	1,097,776	-
	Income Continuation Agreement	26	2,676,557	-

Jeffrey C. Newman	Retirement Plan	30	1,693,011	-
	Income Continuation Agreement	30	5,108,241	-

Jared J. Bushek*	-	-	-	-
	-	-	-	-

Lynn K. Hobbie	Retirement Plan	30	2,078,826	-
	Income Continuation Agreement	30	3,026,359	-

Tamara J. Johnson	Retirement Plan	27	1,552,203	-
	Income Continuation Agreement	27	616,542	-

Cari Anne Renlund*	-	-	-	-
	-	-	-	-

* J. Bushek and C. A. Renlund were hired subsequent to December 31, 2006, when the Retirement Plan was replaced by a 401(k) retirement plan for employees hired after that date.

The Madison Gas and Electric Company Retirement Plan (Retirement Plan) is a funded, tax-qualified, noncontributory defined benefit pension plan closed to new entrants hired after December 31, 2006. Benefits are payable at retirement in the form of an annuity. Earnings, for purposes of calculation of benefits under the Retirement Plan, include salary and bonus, but exclude payments from awards made under the Performance Unit Plans and pay deferred under nonqualified deferred compensation agreements. The amount of annual earnings that may be considered in calculating benefits under the Retirement Plan is limited by law. For 2020, the annual limitation is $285,000. In 2021, it increased to $290,000.

Benefits under the Retirement Plan are calculated as an annuity based upon the employee's years of service to a maximum of 30 and the employee's highest average earnings for the 60 consecutive calendar month period during the 120 consecutive calendar month period preceding the employee's retirement multiplied by 1.4 percent for each year of service. Prior to 1986, the Retirement Plan was contributory, and the multiplier for pre-1986 Retirement Plan service is 1.7 percent. The employee's contributions grow annually based on the greater of 5 percent or 120 percent of the annual Mid-Term Applicable Federal Rate in effect for January of the plan year for which earnings are being credited. The Retirement Plan currently limits pensions paid under the Retirement Plan to an annual maximum in 2020 of $230,000 payable at age 65 in accordance with Internal Revenue Service requirements. Contributions to the Retirement Plan are made entirely by MGE and paid into a trust fund from which benefits of participants will be paid.

Eligibility for early retirement under the Retirement Plan is age 55 and five years of service. Benefits in the form of an annuity are available on a reduced basis at age 55 and an unreduced basis at age 65, or at age 62 with 15 years of service. Except for J. Keebler, each of the eligible officers named in the Summary Compensation Table qualify for early retirement under the Retirement Plan. J. Bushek and C. A. Renlund are not participants in the Retirement Plan.

Each named executive officer, except J. Bushek and C. A. Renlund, has also entered into an income continuation agreement to supplement benefits from the Retirement Plan. The income continuation agreements are unfunded, and benefits are paid from the Company's general assets. Benefits are payable upon the six-month anniversary of the employee's retirement in the form of a ten-year certain annuity. Earnings, for purposes of the income continuation agreements, include salary, bonus, and nonqualified deferred compensation, but exclude payments from awards made under the Performance Unit Plans.

Benefits under the income continuation agreement for J. Keebler range from 32 percent at age 49 to 65 percent at age 65 of the employee's highest average earnings for the 60 consecutive calendar month period during the 120 consecutive calendar month period preceding the employee's separation of service less the benefit from the Retirement Plan, if any. Benefits under the income continuation agreements for J. Newman and L. Hobbie range from 55 percent at age 55 to 70 percent at age 65 of the employee's highest average earnings for the 60 consecutive calendar month period during the 120 consecutive calendar month period preceding the employee's retirement less the benefit from the Retirement Plan. Benefits under the income continuation agreement for T. Johnson range from 50 percent at age 60 to 55 percent at age 65 of the employee's highest average earnings for the 60 consecutive calendar month period during the 120 consecutive calendar month period preceding the employee's retirement less the benefit from the Retirement Plan. In all agreements, the designated percentage is based on the employee's age at retirement. If J. Keebler were to separate from service prior to age 55, the designated percentage is based on his age at separation of service.

A grantor trust has been established through which the Company pays benefits. In the event of a potential change in control or an actual change in control, we are required to fund the trust with cash or marketable securities in an amount equal to 100 percent of the present value of the aggregate amounts required to pay beneficiaries under all income continuation and nonqualified deferred compensation agreements plus an amount to cover the expense of maintaining the trust.

Amounts shown in the 2020 Pension Benefits Table above use a discount rate by participant which ranges from 2.53 percent to 3.17 percent for both the Pension Plan and income continuation agreements. For all named executive officers, benefits are calculated at earliest unreduced retirement age of 62 for the Retirement Plan and age 65 for the income continuation agreements. All benefits are calculated using Pri-2012/MP-2020 combined mortality tables with fully generational scale MMP-2019. No preretirement decrement is assumed. Benefits are payable in the form of a life annuity for the Retirement Plan and a ten-year certain annuity for the income continuation agreements. See Footnote 11.c. of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020, for additional information regarding the assumptions used to determine benefit obligations.

2020 Nonqualified Deferred Compensation Table

Name (a)	Executive Contributions in 2020 ($)(1) (b)	Registrant Contributions in 2020 ($)(2) (c)	Aggregate Earnings in 2020 ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance as of 12/31/20 ($)(3) (f)
Jeffrey M. Keebler
Deferred Compensation Plan	96,000	-	22,948	-	392,944
Jeffrey C. Newman
Deferred Compensation Plan	60,000	-	45,999	-	707,733
Jared J. Bushek
Deferred Compensation Plan	12,000	-	5,816	-	92,844
Defined Contribution Supplemental Executive Retirement Plan	-	6,821	2,169	-	38,317
Lynn K. Hobbie
Deferred Compensation Plan	-	-	-	-	-
Cari Anne Renlund				-
Defined Contribution Supplemental Executive Retirement Plan	-	8,779	2,792	-	49,319
Tamara J. Johnson
Deferred Compensation Plan	100,800	-	7,060	-	159,909

(1)Amounts in this column are included in the "Salary" column in the 2020 Summary Compensation Table.

(2) For J. Keebler, J. Newman, J. Bushek, and T. Johnson other than above-market earnings, amounts in this column for the Deferred Compensation Plan are not included in the 2020 Summary Compensation Table. For J. Bushek and C. A. Renlund, registrant contributions and aggregate earnings for the Defined Contribution Supplemental Executive Retirement Plan are included in the 2020 Summary Compensation Table (see explanation of their participation in a defined contribution supplemental executive retirement plan in the narrative below).

(3)For J. Keebler and J. Newman, employee salary deferrals and above-market earnings for prior years have been previously reported in the Summary Compensation Table for those years. The aggregate balance for the prior year was $273,996 for J. Keebler, $602,234 for J. Newman, and $37,748 for C. A. Renlund.

Deferred Compensation Plan

For J. Keebler, J. Newman, J. Bushek, and T. Johnson, the 2020 Nonqualified Deferred Compensation Table presents amounts deferred under individual deferred compensation agreements. Participants may defer up to 100 percent of monthly salary under their deferred compensation agreements. Deferred amounts are credited with earnings based on the semiannual rate of U.S. Treasury Bills having a 26-week maturity increased by one percentage compounded monthly, with a minimum annual rate of 7 percent, compounded monthly. The basis for the earnings credit is determined by the Company with approval from the Board of Directors and was last changed in 1991.

The Company does not make contributions to participants' accounts under the deferred compensation agreements. Distributions are payable upon the six-month anniversary of the employee's termination of employment with the Company, reflecting an Internal Revenue Code provision that has generally applied since January 1, 2005, to deferred compensation arrangements. The form of distribution is based on employee election and paid in semiannual or annual installments up to 15 years or in a lump sum.

Defined Contribution Supplemental Executive Retirement Plan

For J. Bushek and C. A. Renlund, the 2020 Nonqualified Deferred Compensation Table represents the value of their accounts based on participation agreements in the defined contribution supplemental executive retirement plan. Under the terms of that plan, each executive enters into an individual participation agreement. The agreement specifies a contribution percentage based on targeted compensation that increases based on a compensation scale. The participant's notional account is credited with 6 percent interest until age 65. Benefits are paid to the participant in the form of a 20-year annuity at the later of age 60 or termination of employment. The Plan has a five-year vesting provision, except in the event of disability, death, or a change in control.

Potential Payments on Employment Termination or Change in Control

Each of our named executive officers is a participant in the Madison Gas and Electric Company General Severance Plan (Severance Plan) which covers our salaried employees. In addition, MGE has entered into individual severance agreements (Severance Agreements) with each of our named executive officers that provide for payments in connection with the officer's termination of employment in the event of a change in control.

Employment Terminations Other Than in Connection With a Change in Control

For employment terminations other than in connection with a change in control, the named executive officers, like other salaried employees, are entitled to a payment equal to two weeks of compensation plus the employee's weekly compensation multiplied by the number of years of employment, not to exceed 24 years. There are no benefits payable under the Severance Plan if termination results from cause, permanent disability, death, early or normal retirement, or voluntary termination. Because those benefits are equally available to all salaried employees (including named executive officers) under those circumstances, they are not separately valued in this section. Benefits receivable under our retirement and deferred compensation arrangements are described above under "2020 Pension Benefits Table" and "2020 Nonqualified Deferred Compensation Table."

Employment Terminations in Connection With a Change in Control

For employment terminations in connection with a change in control, our benefits arrangements provide enhancements, which are described in the remainder of this section. Benefits receivable under our Retirement Plan and employee individual deferred compensation agreements are not separately valued in this section as they are described above under "2020 Pension Benefits Table" and "2020 Nonqualified Deferred Compensation Table" and are not affected by a change in control. To the extent not vested, benefits under the defined contribution supplemental executive retirement plan described in the "2020 Nonqualified Deferred Compensation Table" are fully vested in the event of a change in control.

Under the form of Severance Agreements, for all new executive officers named in 2012 or later, such as J. Keebler, J. Bushek, C. A. Renlund, and T. Johnson, they are entitled to a severance payment following a "change in control" if, within 24 months after the change in control, the officer's employment is terminated by: (i) MGE, other than for cause, or (ii) the employee, for "good reason." The definition of "good reason" in these agreements is a material diminution in the employee's base compensation, authority, duties or responsibilities, authority or duties of the employee's supervisor, or a material diminution in the budget over which the employee retains authority. The employee must notify the Company within 90 days of the occurrence of the good reason condition and the Company must be provided at least 30 days to remedy the condition.

Currently, L. Hobbie is entitled to a severance payment following a "change in control" if, within 24 months after the change in control, employment is terminated by: (i) MGE, other than for cause; (ii) the employee for "good reason"; or (iii) the employee for any reason during the 30-day period commencing one year after the date of the change in control. "Good reason" is defined to include a material reduction in the employee's position, duties, or responsibilities; any reduction in compensation or benefits; or failure to provide benefits comparable to peer employees and a required relocation of the employee from Dane County, Wisconsin. The employee's good faith determination of good reason is considered conclusive.

Under all agreements, the employee must remain with the Company voluntarily until an attempted change in control terminates or until 90 days following a change in control. The employee agrees to keep confidential trade secrets and other nonpublic information concerning MGE.

"Change in control" is defined to include:

•The acquisition by any person, subject to certain exceptions, of beneficial ownership of 20 percent or more of our common stock;

•A change in the majority of our Board of Directors;

•Certain mergers or similar transactions involving MGE's assets where, among other conditions, the current shareholders do not constitute at least 60 percent of the shareholders of the resulting or acquiring entity; or

•A liquidation or dissolution of MGE.

Severance payments to L. Hobbie will be equal to any unpaid salary and accrued vacation pay, three times the employee's annual base salary plus three times the highest bonus paid during any of the five years immediately preceding a change in control, reduced to avoid triggering excise tax under Section 280G of the Internal Revenue Code. Severance payments to J. Keebler, J. Bushek, C. A. Renlund, and T. Johnson will be equal to any unpaid salary and accrued vacation pay, two times the annual base salary plus two times the highest bonus paid during any of the five years preceding a change in control, reduced to avoid triggering excise tax under Section 280G of the Internal Revenue Code. The agreement with L. Hobbie was entered into in 1994. J. Keebler's, J. Bushek's, C. A. Renlund's, and T. Johnson's agreements were entered into in connection with being named an officer of the Company in January 2012 for J. Keebler, July 2015 for J. Bushek and T. Johnson, and November 2015 for C. A. Renlund. Severance payments are payable upon the six-month anniversary of the date of separation.

Subject to Section 280G limitations referenced above, in addition to severance, MGE is obligated to pay any legal expenses incurred by the employee for disputes in which the employee prevails. Employees are not obligated to seek other employment or otherwise take action to mitigate the amounts payable by MGE. Over age 67, benefits are subject to reduction (eventually to zero); no benefits are payable beyond age 70 or if the employee dies.

The table below was prepared to illustrate the benefits payable under the Severance Agreements; Performance Unit Plans for J. Keebler, J. Bushek, C. A. Renlund, and T. Johnson; and nonqualified income continuation agreement for T. Johnson as though a change in control occurred, and the named executive officers' employment was terminated, on December 31, 2020. However, no change in control of MGE has actually occurred, and no executive has received any of the severance indicated. If a change in control did occur in the future, the actual payments to the named executive officers would depend upon the circumstances in effect at the time, including relative salaries, bonuses, and ages.

Executive Benefits Upon Termination*	Jeffrey M. Keebler	Jared J. Bushek	Lynn K. Hobbie	Cari Anne Renlund	Tamara J. Johnson
Severance (a):
Salary	$818,973	469,298	$876,576	$584,592	$434,795
Bonus	$561,617	$219,036	$483,935	$272,847	$177,565
Pro Rata Bonus - Year of Termination (b)	$412.425	$81,019	$175,866	$143,442	$80,527
Performance Unit Plan - Unvested (c)	$1,090,583	$205,290	$0	$342,451	$203,199
Income Continuation Agreement (d)	$0	$0	$0	$0	$899,386
Total	$2,883,598	$974,644	$1,536,377	$1,343,332	$1,795,472

* J. Newman has been omitted from this table because he retired as of the end of 2020. His benefits receivable under our retirement and deferred compensation arrangements are described above under "2020 Pension Benefits Table" and "2020 Nonqualified Deferred Compensation Table" and his benefits under our Performance Unit Plans are described in "Outstanding Equity Awards at December 31, 2020" table and "2020 Option Exercises and Stock Vested" table.

(a)Value reflects two or three times the amount of the executive's base salary plus the highest paid or payable bonus in the past five years, reduced to avoid triggering excise tax under Section 280G of the Internal Revenue Code.

(b)Executives are entitled to a pro-rated bonus, depending on the time of the year in which the termination occurs, based upon the highest bonus paid or payable in the past three fiscal years immediately preceding the year in which a change in control occurs.

(c)Unvested values of performance unit awards are shown only for executives who are under age 55 or have less than ten years of service as an MGE officer. As explained under the "Outstanding Equity Awards at December 31, 2020" table, awards under the Performance Unit Plans will continue to vest if the executive is age 55 with ten or more years of service at his or her bona fide retirement, which is assumed in the event of a change in control.

(d)Represents present value of accelerated vesting from 0 percent to 100 percent that would occur under T. Johnson's nonqualified income continuation agreement if a change in control had occurred and her employment had been terminated.

CEO Pay-Ratio Disclosure

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of a median employee's annual total compensation compared to the annual total compensation of our Chief Executive Officer (CEO). That disclosure is set forth in the table below, together with two alternative presentations; one based upon removing the value associated with Change in Pension Value as MGE's median employee does not have a defined benefit pension benefit and our CEO does, and another, based upon compensation reported on Form W-2s.

	Required Presentation	Alternate Presentation Without Defined Benefit Pension	Alternate W-2 Presentation
Median Employee Compensation	$113,156	$113,156	$98,066
CEO Compensation	$2,711,113	$1,480,965	$1,030,387
Ratio of CEO to Median Employee Compensation	24.0:1	13.1:1	10.5:1

According to published accounts, the pay ratio rule is designed to allow shareholders to better understand and assess a particular registrant's compensation practices and pay ratio disclosures. We believe the alternative methods we have presented provide investors with a more useful basis on which to understand our compensation practices. Thus, we have included both the presentation prescribed by the rule as well as these two alternate methods.

OTHER INFORMATION

Expenses of Solicitation

We will bear the cost of soliciting proxies for the Annual Meeting. Proxies will be solicited by mail and may be solicited personally by our directors, officers, or employees who will not receive special compensation for such services. We have retained Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, to solicit proxies at a fee of $7,000 plus expenses.

Shareholder Proposals for 2022 Annual Meeting

Shareholder proposals intended to be presented at the 2022 Annual Meeting of Shareholders must be received in writing at our principal executive offices (623 Railroad Street, Post Office Box 1231, Madison, Wisconsin 53701-1231, Attention: Secretary) prior to November 30, 2021, in order to be considered for inclusion in our proxy statement and proxy related to that meeting. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the SEC.

Our bylaws set forth additional requirements and procedures regarding the submission by shareholders of matters for consideration at the 2022 Annual Meeting of Shareholders, including a requirement that those proposals be given to the Secretary not later than the close of business on the 75th day and not earlier than the close of business on the 100th day prior to the first anniversary of the preceding year's Annual Meeting. Accordingly, a shareholder proposal intended to be considered at the 2022 Annual Meeting of Shareholders must be received by the Secretary at the address set forth above after the close of business on February 8, 2022, and on or prior to the close of business on March 4, 2022.

The required presentation is calculated based upon total compensation, as defined for the purposes of the 2020 Summary Compensation table. This calculation includes changes in pension value, which reflect changes in the present value of future retirement benefits, and may not allow investors to assess MGE's compensation practices over time. As such, MGE has included two alternative methods. The first method includes all elements in the Summary Compensation Table excluding the change in pension value figure as MGE's median employee does not have the defined benefit pension benefit and we wanted to provide what we believe is a better comparison of annual compensation. The second method simply uses actual earnings for the median employee and the CEO as shown on their individual Form W-2 statements. Because this method uses actual earnings, it reflects compensation paid to the median employee compared to compensation paid to the CEO and, we believe, is a more useful measure in assessing our compensation practices.

Inclusion of the change in pension value may not allow investors to evaluate properly MGE's compensation practices over time for several reasons:

•The change in pension value does not affect current compensation to any participant, including the CEO;

•The change in pension value calculation is impacted by variables that apply to all participants, namely interest rate changes, but is also impacted by individual changes reflective of a specific employee's circumstances, such as length of service, age, etc. These individual circumstances could vary from a median employee in one year, to a potentially different median employee the next year; and

•We adjusted our retirement programs in 2007. All employees hired before January 1, 2007, are enrolled in our Defined Benefit Pension Plan. All employees hired on or after January 1, 2007, participate in our Defined Contribution 401(k) plan. Inclusion of the change in pension value, which only applies to those employees hired prior to January 1, 2007, may distort the ratio from one year to the next if the median employee and his or her related retirement plan participation changes.

The rules surrounding the CEO Pay Ratio generally require companies to identify the median employee only once every three years and then calculate the total compensation for that employee each year. During 2020, there were no significant changes to MGE's employee population and no changes to employee compensation arrangements; however, due to specific circumstances related to the median employee from the prior disclosure, MGE selected a new median employee in this year's disclosure. Based on the facts and circumstances, using the new median employee did not significantly impact the pay ratio disclosure. The median employee identified is not eligible for a bonus or enrolled in the Company's defined benefit pension plan.

Contacting Our Directors

A shareholder who desires to contact members of our Board of Directors may do so by sending an email to directors@mgeenergy.com or by writing to Board of Directors, MGE Energy, Inc., Post Office Box 1231, Madison, Wisconsin 53701 1231. The correspondence should identify the shareholder; his, her, or its address; and shareholdings. That correspondence is received by our Corporate Secretary's office. Our Corporate Secretary's office will forward matters within the board's purview to them. Ordinary business matters, such as issues relating to customer service, employment, or commercial transactions, will be directed to the appropriate areas within our Company for handling. Comments or concerns regarding financial reporting, legal compliance, or other ethical issues should be directed to EthicsPoint at www.ethicspoint.com or phone 1 866 384 4277. EthicsPoint is a third party we have selected for receiving and handling such communications from shareholders as well as our employees. Communications to EthicsPoint may be sent anonymously. EthicsPoint will forward those communications directly to the Chairman of our Audit Committee.

References to Websites

We have included several website references in this document as an aid to finding additional information about specific subjects. By doing so, we do not mean to incorporate, and are not incorporating, those websites or their content into this document.

Dated: March 31, 2021

QUESTIONS AND ANSWERS

Q.Why am I receiving these materials?

A.The Board of Directors of MGE Energy has made these materials available to you online or by mail in connection with the Board's solicitation of proxies for use at the 2021 Annual Meeting of Shareholders to be held via live webcast on Tuesday, May 18, 2021, at 11 a.m. local time.

Q.How can I attend the Annual Meeting?

A.The annual meeting will be held online. Shareholders are encouraged to participate by visiting the following website: www.virtualshareholdermeeting.com/mgee2021. To fully participate in the meeting, you will need your 16-digit control number from your mailed proxy card or email notification, if you receive materials electronically. See the notice of Annual Meeting at the beginning of this proxy statement for more information.

Q.How do I participate in the Annual Meeting?

A.Shareholders will be able to join via a live webcast. An audio broadcast of the Annual Meeting also will be available by telephone toll-free at (877) 328-2502. Shareholders of record as of close of business on March 12, 2021, are entitled to participate in and to submit questions before and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/mgee2021.

To participate in the online Annual Meeting, you will need the 16-digit control number included on your proxy card. The Annual meeting will begin promptly at 11:00 a.m. Central Time (CT). Online check-in will begin at 10:30 a.m. CT. Please allow yourself time to log in to the virtual meeting.

Q.Why did I receive more than one copy of this proxy statement?

A.If you own our common stock under more than one account registration, such as individually and also jointly with your spouse, you may receive more than one copy of this document. If you hold shares directly with us and also hold shares with a broker, you may receive more than one copy of this document. Unless you prefer paper copies, please consider visiting www.mgeenergy.com/Paperless to have future materials delivered electronically.

Q.Why is it important to vote?

A.Your broker is not permitted to vote on your behalf on the election of directors or the advisory votes related to executive compensation matters. Thus, your broker needs your instructions in order for your shares to be voted on these matters. For your vote to be counted, you must communicate your voting instructions to your broker, bank, or other financial institution before the date of the Annual Meeting. If you do not vote, your shares may not be represented at the Annual Meeting.

Q.Where can I find information about executive compensation for 2020?

A.See the information under "Executive Compensation" starting on page 24 of this proxy statement, including the "Executive Summary" summarizing our board's approach to executive compensation.

Q.What is MGE Energy, Inc.?

A.MGE Energy is an investor-owned public utility holding company formed in August 2002. Our headquarters are in Madison, Wisconsin, and we are the parent company of Madison Gas and Electric Company (MGE), our principal subsidiary. Our executive offices are located at 623 Railroad Street, Madison, Wisconsin 53703.

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Of interest to SHAREHOLDERS

MGE Energy and MGE host a family of websites to deliver information to customers and shareholders. Investors are encouraged to explore our online resources for additional, detailed information about our programs, products, services and initiatives as we build your community energy company for the future.

mgeenergy.com

Company and investor news, information and financial reports. Registered shareholders also may visit our website to access Computershare, MGE Energy's stock transfer agent and Direct Stock Purchase and Dividend Reinvestment Plan administrator.

mge.com

Our regulated utility's primary site for customer services; account access, paperless billing and bill payment; safety and outage information; and other news, information, programs and services from MGE as their gas and electric services provider.

mge2050.com

A source for clean energy news, energy-saving tips and information related to advancing MGE's framework for a more sustainable energy future. The site includes locally based videos and features articles around saving energy; MGE's new programs, products and services; and initiatives for working together to achieve deep decarbonization.

energizemadison.com

A resource for businesses and others looking to expand or relocate in our service territory. The site offers useful information about the area and the ways in which MGE, as your community energy company, can help in creating a healthy and vibrant local economy through our services, expertise and partnerships throughout the community.

SHAREHOLDER RESOURCES AT MGEENERGY.COM

- Corporate Responsibility and Sustainability Report
- Edison Electric Institute (EEI) ESG/Sustainability Reporting Templates
- SEC reports
- News releases, newsletters and articles
- Financial presentations
- Annual Reports
- Shareholder account access

Go **PAPERLESS** in 2021

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We know small steps can make a difference. By reducing the amount of printed shareholder materials you receive, you can help to reduce impacts to the environment.

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Building your community energy company for the future.

RESPONSIBILITY
RELIABILITY
RESILIENCY

Learn more at **mgeenergy.com.**

MGE ENERGY®

P.O. Box 1231
Madison, WI 53701-1231

MGE is committed to environmental stewardship. This report is printed on recycled paper.

MGE ENERGY®

MGE ENERGY, INC.
133 SOUTH BLAIR STREET
P.O. BOX 1231
MADISON, WI 53701-1231

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com/mgee**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2021 (or 11:59 p.m. Eastern Time on May 13, 2021 for participants voting under the Benefit Plans). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/mgee2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, go to www.mgeenergy.com/paperless and log into your online shareholder account.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2021 (or 11:59 p.m. Eastern Time on May 13, 2021 for participants voting under the Benefit Plans). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D36168-P50068

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MGE ENERGY, INC.

The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

To be elected for terms expiring in 2024.

01) Marcia M. Anderson
02) Jeffrey M. Keebler
03) Gary J. Wolter

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2021.	☐	☐	☐
3. Advisory Vote: Approval of the compensation of the named executive officers as disclosed in the proxy statement under the heading "Executive Compensation".	☐	☐	☐

The Proxies shall have the discretion to vote on such other business as may properly come before the meeting or any adjournment thereof.

PLAN PARTICIPANT VOTING INSTRUCTION: I instruct Vanguard Fiduciary Trust Company, as Trustee of the Madison Gas and Electric Company 401(k) Retirement Accumulation Plans ("Plan"), to vote all shares of stock that I hold within the Plan at the Annual Meeting, and at all adjournments thereof. This instruction revokes any previous instructions given.

NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Annual Meeting Update

Based on public health concerns regarding the COVID-19 pandemic, MGE Energy, Inc will be hosting a virtual meeting instead of an in-person meeting. Shareholders will be able to join a live webcast of the annual meeting, vote their shares and submit questions by visiting www.virtualshareholdermeeting.com/mgee2021 and entering their control number included in their proxy materials.

If you wish to join us by phone you can do so by dialing 1-877-328-2502, and entering your 16-digit control number.

Although you can vote and submit questions when joining the meeting online, you are encouraged to vote prior to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

D36169-P50068

MGE ENERGY, INC.
Annual Meeting of Shareholders
May 18, 2021 11:00 AM Central Time
Attend the annual meeting, vote your shares and submit questions at
www.virtualshareholdermeeting.com/mgee2021
This proxy is solicited by the Board of Directors

The undersigned hereby appoints James G. Berbee and Cari Anne Renlund, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of MGE ENERGY, INC. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 18, 2021 via live webcast at www.virtualshareholdermeeting.com/mgee2021, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLAN PARTICIPANT VOTING INSTRUCTION: I instruct Vanguard Fiduciary Trust Company, as Trustee of the Madison Gas and Electric Company 401(k) Retirement Accumulation Plans ("Plan"), to vote all shares of stock that I hold within the Plan at the Annual Meeting, and at all adjournments thereof. This instruction revokes any previous instructions given.

(Continued and to be signed on reverse side)